       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2005

                                                     Registration No. 333-122252

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                WATER CHEF, INC.
                 (Name of small business issuer in its charter)

       Delaware                           3850                     86-0515678
(State or jurisdiction of       (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)   Classification Code Number)  Identification Number)

                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
            ---------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 David A. Conway
                                    President
                                Water Chef, Inc.
                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                                 (516) 656-0059
                                 --------------
            (Name, address and telephone number of agent for service)
                       -----------------------------------
                                   Copies to:
                            Robert H. Friedman, Esq.
               Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022
                                 (212) 451-2300
                    ----------------------------------------

Approximate  Date of Proposed sale to the public:  As soon as practicable  after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration  statement for the same offering. / /

If this form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. / /

If this form is a  post-effective  amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering./ /

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. / /

THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT  SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY  STATES THAT THIS REGISTRATION  STATEMENT
SHALL  THEREAFTER  BECOME  EFFECTIVE  IN  ACCORDANCE  WITH  SECTION  8(A) OF THE
SECURITIES  ACT OF  1933  OR  UNTIL  THE  REGISTRATION  STATEMENT  SHALL  BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                       ii

The  information  in this  prospectus  is not complete  and may be changed.  The selling securityholders may not sell these securities or accept any offer to buy these securities until the registration  statement filed with the Securities and
Exchange  Commission becomes effective.  This prospectus is not an offer to sell these  securities and it is not  soliciting an offer to buy these  securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 5, 2005

PROSPECTUS

                        97,291,136 SHARES OF COMMON STOCK

                                WATER CHEF, INC.

            This prospectus  relates to the resale of up to 97,291,136 shares of our common stock,  including the resale of up to 20,100,472  shares which may be issued  from time to time as  follows:

            o   up to 1,666,667  shares of our common  stock are  issuable  upon exercise of warrants at an initial  exercise  price of $0.15 per share;  these  warrants were issued to certain  shareholders  in connection  with a  settlement  agreement  dated  as of June 20,
                2002;
            o   up to 2,916,375  shares of our common  stock are  issuable  upon conversion of our Series C convertible preferred stock;
            o   up to 2,499,750  shares of our common  stock are  issuable  upon exercise of rights to acquire our common stock; these rights are only  exercisable at the time of conversion of certain shares of our Series C  convertible  preferred  stock and such rights were issued as an inducement to purchase certain shares of our Series
                C convertible preferred stock; and
            o   up to  13,017,680  shares of our common stock are issuable  upon conversion of our Series F convertible preferred stock.

            This prospectus also relates to the registering of 77,190,664 shares of our common stock for offer or sale by the selling  security  holders named in this prospectus.

            The selling  security  holders may offer or sell all or a portion of their shares  publicly or through  private  transactions  at  prevailing  market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the securities  owned by the selling  security  holders.  We may receive proceeds in  connection  with the issuance of our common stock from the exercise of the  warrants,  the  underlying  shares  of which  may in turn be sold by the selling security  holders under this prospectus.  There is no assurance that any of the  preferred  stock will ever be  converted  or the  warrants  will ever be exercised for cash, if at all.

            Our  common  stock is  traded  and  quoted  on the Over the  Counter
Bulletin  Board (the "OTCBB")  under the symbol  "WTER.OB ". On May 4, 2005, the last  reported  sale price of our common stock was $0.15 per share.  As of March
31, 2005 we had 158,834,527 shares of common stock issued and outstanding.

            Our executive offices are located at 1007 Glen Cove Avenue, Suite 1,
Glen Head, NY 11545 and our telephone number is (516) 656-0059.
                             -----------------------

            INVESTING  IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  YOU
SHOULD READ THIS ENTIRE  PROSPECTUS  CAREFULLY,  INCLUDING THE SECTION  ENTITLED
"RISK FACTORS" BEGINNING ON PAGE 4, WHICH DESCRIBES THE MATERIAL RISKS.

                             -----------------------

            NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE
SECURITIES  COMMISSION  HAS  APPROVED  OR  DISAPPROVED  OF THESE  SECURITIES  OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
                             -----------------------

                   The date of this prospectus is May , 2005.

                                TABLE OF CONTENTS

Prospectus Summary                                                             2
Risk Factors                                                                   4
Special Note Regarding Forward Looking Statements                              8
Use of Proceeds                                                                9
Market for Our Common Stock and Related Shareholder Matters                    9
Management Discussion and Analysis or Plan of Operation                       10
Selling Securityholders                                                       11
Plan of Distribution                                                          18
Business                                                                      21
Legal Proceedings                                                             25
Directors, Executive Officers, Promoters and Control Persons                  25
Security Ownership of Certain Beneficial Owners and Management                29
Description of Capital Stock                                                  32
Legal Matters                                                                 35
Experts                                                                       35
Changes in and Disagreements With Accountants on Accounting
    and Financial Disclosure                                                  36
Where You Can Find More Information                                           36

                                       i

                               PROSPECTUS SUMMARY

THE  FOLLOWING  SUMMARY  IS  QUALIFIED  IN ITS  ENTIRETY  BY THE  MORE  DETAILED
INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT
MAY NOT CONTAIN ALL OF THE INFORMATION  THAT MAY BE IMPORTANT TO YOU. YOU SHOULD
READ THIS  PROSPECTUS  CAREFULLY AND SHOULD  CONSIDER,  AMONG OTHER THINGS,  THE
MATTERS  DESCRIBED  UNDER "RISK  FACTORS"  BEGINNING ON PAGE 4 BEFORE  MAKING AN
INVESTMENT DECISION.  UNLESS THE CONTEXT REQUIRES OTHERWISE,  REFERENCES IN THIS
PROSPECTUS  TO "THE  COMPANY,"  "OUR  COMPANY,"  "WE,"  "OUR,"  "US" AND SIMILAR
EXPRESSIONS  REFER  TO  WATER  CHEF,  INC.,  A  DELAWARE  CORPORATION,  AND  ITS
PREDECESSORS AND ITS SUBSIDIARIES.

                                   THE COMPANY

            Water  Chef,   Inc.   ("Water   Chef")  designs  and  markets  water
purification  equipment.  The Company was originally  incorporated under Arizona law in 1985  and  merged  into a  Delaware  corporation  in 1987.  In 1993,  the
Company,  then known as Auto Swap,  U.S.A.,  entered into a reverse  merger with
Water Chef, Inc., a Nevada  corporation,  which  manufactured and marketed water coolers and filters.  Water coolers and filters were a  substantial  part of the
Company's  business  from 1993 until the fourth  quarter of 2001,  at which time this  business  was sold so that  Water Chef could  concentrate  on the  further development,  manufacturing  and  marketing of the PureSafe  Water  Station (the
"PureSafe"),  its patented line of water purification systems. The PureSafe is a turn-key unit that converts "gray,"  or bathing grade,  water into United States
Environmental Protection Agency ("EPA")-grade drinking water.

            An  investment in our stock  involves a substantial  degree of risk.
See "Risk Factors."

            Our  principal  executive  offices  are  located  at 1007  Glen Cove
Avenue, Suite 1, Glen Head, NY 11545 and our telephone number is (516) 656-0059.

RECENT DEVELOPMENTS

            On June 5,  2004,  Water  Chef  convened  a special  meeting  of its common, Series A Preferred,  Series C convertible preferred,  Series D Preferred and Series F convertible preferred  stockholders  (together the "Stockholders").
The  Stockholders,  voting as a single  class,  voted on a proposal to amend the
Certificate of Incorporation to increase the Company's  authorized capital stock from 100,000,000 shares to 200,000,000 shares,  consisting of 190,000,000 shares of common stock and  10,000,000  shares of preferred  stock.  The  Stockholders, voting as a single class, approved the proposal authorizing the amendment to the
Certificate of Incorporation  increasing the Company's  authorized capital stock by a vote of 76,060,283  shares for, 593,869 shares against,  and 189,215 shares abstained.

            On  September  20, 2004,  Water Chef entered into an agreement  with
International  Multiracial  Shared  Cultural  Organization  ("IMSCO"),  a global financial consulting group representing developing business cultures.  IMSCO has been  working in a  specialized  status  under a mandate  from the  Economic and
Social  Council of the  United  Nations.  The  agreement  establishes  a working relationship  for Water Chef and IMSCO to  cooperatively  market and develop the funding  for pure water  projects  that will use the  Company's  PureSafe  Water
Station products.

            On September 22, 2004,  Water Chef's  application for  certification and  consultative  status with IMSCO was granted in accordance with Article 2(e)
of the IMSCO Constitution and in compliance with the relevant  provisions of the
United  Nations  Charter  regarding  appropriate  relations  with United Nations non-governmental  organizations.  As a consequence of this approval,  Water Chef has  received  United  Nations  certification  for its  proposals  to deploy the
PureSafe  Water Station to alleviate  drinking  water problems in Bangladesh and
Honduras,   which   certification  is  required  for  Water  Chef  to  apply  to humanitarian funding sources.  Application has been made to humanitarian funding sources for the funds needed for the successful execution of these projects, and though UN certification was required for the application  process, to date there has been no commitment for funding from any funding source.

THE OFFERING

SECURITIES OFFERED:                        We are  registering  the resale of up
                                           to  97,291,136  shares of our  common
                                           stock,  including the resale of up to
                                           20,100,472 shares which may be issued
                                           from time to time of:

                                           o  Up to  1,666,667  shares of common
                                              stock  issuable  upon  exercise of
                                              warrants,  at an initial  price of
                                              $0.15 per share, that we issued to
                                              certain shareholders in connection
                                              with a settlement agreement.

                                           o  Up to  2,916,375  shares of common
                                              stock issuable upon  conversion of
                                              our Series C convertible preferred
                                              stock.

                                           o  Up to  2,499,750  shares of common
                                              stock  issuable  upon  exercise of
                                              rights to acquire our common stock
                                              exercisable   at   the   time   of
                                              conversion  of  certain  shares of
                                              our Series C preferred  stock that
                                              we  issued  as  an  inducement  to
                                              purchase  certain  shares  of  our
                                              Series  C  convertible   preferred
                                              stock.

                                           o  Up to 13,017,680  shares of common
                                              stock issuable upon  conversion of
                                              our Series F convertible preferred
                                              stock.

                                           In addition,  we are  registering the
                                           resale of 17,037,671 shares of common
                                           stock issued to certain  shareholders
                                           in   connection   with  a  settlement
                                           agreement.

                                           We are also registering the resale of
                                           60,152,993  shares  of  common  stock
                                           that  may  be  sold  by  the  selling
                                           security holders.

COMMON STOCK OUTSTANDING AFTER             178,934,999    shares,    based    on
OFFERING:                                  158,834,527  shares outstanding as of
                                           March 31, 2005 and assuming  exercise
                                           of all of the warrants and conversion
                                           of  all  of  the   preferred   stock.

PROCEEDS:                                  We expect to use the net proceeds for
                                           general corporate  purposes including
                                           working  capital,  repayment of debt,
                                           repurchase of common stock, temporary
                                           investment  and/or the  financing  of
                                           possible   acquisitions  or  business
                                           expansion.

TICKER SYMBOL:

Common Stock                               WTER.OB

                                  RISK FACTORS

            AN  INVESTMENT  IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.
THE FOLLOWING  RISK FACTORS  SHOULD BE  CONSIDERED  CAREFULLY IN ADDITION TO THE
OTHER  INFORMATION IN THIS  PROSPECTUS,  INCLUDING UNDER "SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS," BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK.

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES.  WE COULD  CONTINUE TO INCUR  LOSSES IN THE FUTURE,
AND WE MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

            We had net losses of $3.8  million  and $3.5  million  for the years ended December 31, 2004 and 2003,  respectively.  Our accumulated  deficit as of
December 31, 2004 was approximately $23.4 million. We were not profitable during the last two  years  and we do not  expect  to be  profitable  in  fiscal  2005.
Uncertainties still exist regarding whether or not we will attain profitability.
We can  provide  no  assurance  that  we will  be  able  to  achieve  profitable operations in the future.

WE MAY NEED ADDITIONAL  CAPITAL TO FINANCE EXISTING  OBLIGATIONS AND TO FUND OUR
OPERATIONS AND GROWTH,  AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL  CAPITAL UNDER
TERMS ACCEPTABLE TO US OR AT ALL.

            Our capital  requirements in connection with our marketing  efforts, continuing product development and purchases of inventory and parts are expected to be significant for the foreseeable future. In addition,  unanticipated events could cause our  revenues to be lower and our costs to be higher than  expected, therefore creating the need for additional capital. Historically, cash generated from operations has not been sufficient to fund our capital requirements, and we have relied upon sales of securities to fund our operations.  We have no current arrangements with respect to, or sources of, additional financing, and we cannot assure you that we will have  sufficient  funds  available  to meet our  working capital  requirements,  or that we will be able to  obtain  capital  to  finance operations  on favorable  terms or at all. If we do not have,  or are  otherwise unable  to  secure,  necessary  working  capital,  we may be  unable to fund the manufacture of PureSafe  units,  and we may have to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities, any of which could harm our business.

OUR INDEPENDENT  REGISTERED PUBLIC  ACCOUNTANTS HAVE STATED IN THEIR REPORT THAT
THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

            We have limited cash resources and have a working  capital  deficit.
Our independent  registered public  accountants have stated in their report that there is substantial doubt about our ability to continue as a going concern.  By being  categorized  in this manner,  we may find it more  difficult in the short term to either  locate  financing  for future  projects or to  identify  lenders willing to provide  loans at attractive  rates,  which may require us to use our cash reserves in order to expand.  Should this occur, and unforeseen events also require greater cash expenditures than expected, we could be forced to cease all or a part of our operations. As a result, you could lose your total investment.

OUR REVENUES ARE DEPENDENT UPON SALES OF A SINGLE PRODUCT, AND OUR BUSINESS WILL
FAIL IF WE DO NOT INCREASE SALES OF THAT PRODUCT.

            Our  revenues  are  derived  from  sales  of a single  product,  the
PureSafe.  If we are not able to increase  sales of this  product,  our business will fail. The PureSafe is a relatively  new product in the emerging  market for water  purification  systems and it is  difficult to predict when or if sales of the PureSafe will increase  substantially  or at all. We face a substantial risk that our sales will  continue to not cover our  operating  expenses  and that we will continue to incur operating losses.

WE HAVE NOT BEEN PAID FOR A SIGNIFICANT  NUMBER OF PURESAFE UNITS THAT HAVE BEEN
SHIPPED TO A CUSTOMER, AND WE MAY NEVER RECEIVE PAYMENT FOR THESE ITEMS.

            In May 2001, the Company entered into a distribution  agreement with a company (the "Sub Distributor") based in Jordan. The Sub Distributor agreed to purchase no fewer than 100 PureSafe  units during 2001 and a minimum of 50 units in each of 2002 and 2003. During the year ended December 31, 2001, 18 units were shipped  under this  agreement.  The Company has not  received  payment for this shipment.  The Company has recorded the cost of the inventory  shipped as a loss contingency of $242,035 during the year ended December 31, 2001, since return of the items is  uncertain.  The Company  engaged legal counsel in Jordan to pursue legal  remedies  and  obtain  payment  for all  units  shipped.  There can be no assurance  that either the Company will obtain payment for units shipped or that the items will be returned.

WE DEPEND ON OUR KEY PERSONNEL AND THE LOSS OF THEIR  SERVICES  WOULD  ADVERSELY
AFFECT OUR OPERATIONS.

            If we are unable to  maintain  our key  personnel  and  attract  new employees  with high levels of  expertise  in those areas in which we propose to engage,  without  unreasonably  increasing our labor costs, the execution of our business  strategy may be hindered and our growth  limited.  We believe that our success  is  largely  dependent  on  the  continued  employment  of  our  senior management and the hiring of strategic key personnel at reasonable costs. If our current  chief  executive  officer  were unable or  unwilling to continue in his present position,  or we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition may be materially adversely affected.

WE PLAN TO EXPAND AND WE MAY BE UNABLE TO MANAGE OUR GROWTH.

            We intend to grow our  business,  but we cannot be sure that we will successfully  manage our growth. In order to successfully  manage our growth, we must:

            o   expand and enhance our administrative infrastructure;

            o   improve our management,  financial and  information  systems and controls;

            o   expand, train and manage our employees effectively; and

            o   successfully retain and recruit additional employees.

            Continued  growth  could place a further  strain on our  management, operations and financial resources.  We cannot assure you that our operating and
financial  control  systems,   administrative  infrastructure,   facilities  and
personnel  will be adequate to support our future  operations or to  effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

DIFFICULTIES  PRESENTED BY  INTERNATIONAL  FACTORS COULD  NEGATIVELY  AFFECT OUR
BUSINESS.

            A component  of our  strategy is to expand our  international  sales revenues.  We believe that we face risks in doing business abroad that we do not face domestically.  Among the international  risks we believe are most likely to affect us are:

            o   export license requirements for our products;

            o   exchange rate fluctuations or currency controls;

            o   the difficulty in managing a direct sales force from abroad;

            o   the  financial  condition,  expertise  and  performance  of  our
                international   distributors   and  any   future   international
                distributors;

            o   domestic or international trade restrictions; or

            o   changes in tariffs.

            Any of these factors could damage our business results.

TECHNOLOGICAL CHANGE AND COMPETITION MAY RENDER OUR POTENTIAL PRODUCTS OBSOLETE.

            The water  purification  industry continues to undergo rapid change, competition is intense and we expect it to increase.  Competitors may succeed in developing  technologies and products that are more effective or affordable than any that we are  developing  or that would  render our  technology  and products obsolete or noncompetitive.  Many of our competitors have substantially  greater experience,  financial and technical  resources and production  and  development capabilities  than us.  Accordingly,  some of our  competitors  may  succeed  in obtaining  regulatory  approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

IF OUR SOLE-SOURCE  SUPPLIER IS UNABLE TO MEET OUR DEMANDS, OUR BUSINESS RESULTS
WILL SUFFER.

            We purchase  certain key  components for some of our products from a single contract  management  supplier.  For some of these components,  there are relatively  few  alternative  sources  of  supply.  Establishing  additional  or replacement  suppliers for any of the numerous  components used in our products, if  required,  may not be  accomplished  quickly and could  involve  significant additional costs. Any supply interruption from our supplier or failure to obtain alternative  vendors for any of the components  used to manufacture our products would limit our ability to manufacture our products.  Any such limitation on our ability to manufacture our products would cause our business results to suffer.

PRODUCT LIABILITY EXPOSURE MAY EXPOSE US TO SIGNIFICANT LIABILITY.

            We face an inherent  business risk of exposure to product  liability and other  claims and lawsuits in the event that the  development  or use of our technology  or  prospective  products  is  alleged to have  resulted  in adverse effects. We may not be able to avoid significant liability exposure. We maintain a $1,000,000  umbrella policy,  in addition to a $2,000,000  general and product liability  policy,  which covers the  manufacture and marketing of our products.
Although  we believe our  insurance  coverage  to be  adequate,  we may not have sufficient  insurance  coverage,  and we may not be able  to  obtain  sufficient coverage  at a  reasonable  cost.  An  inability  to  obtain  product  liability insurance at acceptable cost or to otherwise  protect against  potential product liability claims could prevent or inhibit the commercialization of our products.
A product liability claim could hurt our financial performance. Even if we avoid liability  exposure,  significant  costs could be  incurred  that could hurt our financial performance and condition.

OUR INABILITY TO PROTECT OUR INTELLECTUAL  PROPERTY RIGHTS MAY FORCE US TO INCUR
UNANTICIPATED COSTS.

            Our  success  will  depend,  in part,  on our  ability to obtain and maintain  protection  in the  United  States  and other  countries  for  certain intellectual  property  incorporated into our water purification systems and our proprietary  methodologies.  We may be unable to obtain patents  relating to our technology. Even if issued, patents may be challenged,  narrowed, invalidated or circumvented,  which  could  limit  our  ability  to  prevent  competitors  from
marketing   similar  solutions  that  limit  the  effectiveness  of  our  patent protection and force us to incur unanticipated costs. In addition, existing laws of some  countries in which we may provide  services or solutions may offer only limited protection of our intellectual property rights.

OUR PRODUCTS MAY INFRINGE THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, AND
THIRD PARTIES MAY INFRINGE OUR PROPRIETARY RIGHTS, EITHER OF WHICH MAY RESULT IN
LAWSUITS, DISTRACTION OF MANAGEMENT AND THE IMPAIRMENT OF OUR BUSINESS.

            As  the  number  of  patents,   copyrights,   trademarks  and  other
intellectual  property rights in our industry  increases,  products based on our technology may  increasingly  become the subject of infringement  claims.  Third parties could assert infringement claims against us in the future.  Infringement claims  with  or  without  merit  could  be time  consuming,  result  in  costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, might not be available  on terms  acceptable  to us. We may  initiate  claims  or  litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in  significant  expense  to us and  divert the  efforts  of our  technical  and management  personnel  from  productive  tasks.  If there is an  adverse  ruling against us in any  litigation,  we may be required to pay  substantial  damages, discontinue  the  use  and  sale  of  infringing  products,  expend  significant resources to develop non-infringing  technology or obtain licenses to infringing technology.  Our  failure to develop or license a  substitute  technology  could prevent us from selling our products.

RISK FACTORS RELATING TO OUR COMMON STOCK

EXERCISE OF THE WARRANTS OR CONVERSION OF OUR  CONVERTIBLE  PREFERRED STOCK WILL
DILUTE THE OWNERSHIP INTEREST OF EXISTING STOCKHOLDERS.

            The  exercise of the  warrants  into shares of our common stock will dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of our common stock  issuable upon exercise of the warrants or  conversion  of  our  convertible  preferred  stock  could  adversely  affect prevailing market prices of our common stock. In addition,  the existence of the warrants or the  convertible  preferred  stock may  encourage  short  selling by market  participants  due to this  dilution  or  facilitate  trading  strategies involving the notes and our common stock.

FUTURE SALES OF SHARES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD  ADVERSELY
AFFECT THE TRADING  PRICE OF SHARES OF OUR COMMON STOCK AND OUR ABILITY TO RAISE
FUNDS IN NEW STOCK OFFERINGS.

            Future sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales are likely to occur,  could affect prevailing trading prices of our common stock and, as a result, the value of the notes.  As of March 31, 2005, we had  158,834,527  shares of common stock outstanding.

WE DO NOT ANTICIPATE  PAYING CASH  DIVIDENDS IN THE  FORESEEABLE  FUTURE,  WHICH
COULD ADVERSELY AFFECT THE PRICE OF OUR STOCK.

            We,  by  reason  of  our  anticipated   financial   status  and  our
contemplated financial requirements, do not contemplate or anticipate paying any dividends upon our common stock in the foreseeable  future.  Any payment of cash dividends  in the future  will be  dependent  upon the  amount of funds  legally available,  the earnings,  financial conditions,  capital requirements and other factors that the board of directors may think are relevant. As a result, you may never receive a stream of cash payments from  dividends,  which could  adversely affect the price of our stock.

ALTHOUGH WE ARE SUBJECT TO THE  INFORMATION  AND REPORTING  REQUIREMENTS  OF THE
SECURITIES  EXCHANGE ACT OF 1934,  OUR COMMON STOCK IS NOT QUOTED OR TRADED ON A
NATIONAL  EXCHANGE  AND  INVESTORS  IN OUR COMMON STOCK WILL BE SUBJECT TO RISKS
ASSOCIATED WITH THE PUBLIC TRADING MARKET GENERALLY.

            We cannot  predict the extent to which a trading market will develop or how liquid that market  might  become.  If you  exercise  your  warrants  and receive  common  stock,  you will pay a price  that was not  established  in the public trading markets. You may suffer a loss of your investment.

A  SIGNIFICANT  NUMBER OF OUR SHARES WILL BE AVAILABLE FOR FUTURE SALE AND COULD
DEPRESS THE MARKET PRICE OF OUR STOCK.

            As of March 31, 2005, there were 158,834,527  shares of common stock outstanding,  outstanding  warrants to purchase  1,666,667  shares of our common stock at an  exercise  price of  $0.15  per  share,  all of them  fully  vested,
18,433,805  shares of common stock issuable upon  conversion of our Series C and
Series F  convertible  preferred  stock and shares of our common stock  issuable pursuant  to rights to  acquire  our  common  stock  that are  exercisable  upon conversion  of certain  shares of our Series C convertible  preferred  stock and
6,000,000 stock appreciation  rights. Sales of large amounts of our common stock in the market  could  adversely  affect the market price of the common stock and could impair our future ability to raise capital through offerings of our equity securities.  A large volume of sales by holders exercising the warrants or stock appreciation  rights could have a significant adverse impact on the market price of our common stock.

THE MARKET PRICE OF OUR COMMON STOCK IS VOLATILE,  LEADING TO THE POSSIBILITY OF
ITS VALUE BEING DEPRESSED AT A TIME WHEN YOU WANT TO SELL YOUR HOLDINGS.

            The market price of our common  stock has in the past been,  and may in the future continue to be,  volatile.  For instance,  between January 1, 2002 and May 4, 2005,  the closing bid price of our common  stock has ranged  between
$0.01 and $0.34.  Many factors  could cause the market price of our common stock to fluctuate substantially, including:

            o   future  announcements  concerning  us, our  competitors or other companies with whom we have business relationships;

            o   changes in government regulations applicable to our business;

            o   changes in market conditions for our industry;

            o   overall  volatility  of the stock  market and  general  economic conditions;

            o   changes  in  our  earnings   estimates  or   recommendations  by
                analysts; and

            o   changes in our operating results from quarter to quarter.

            In  addition,  the  stock  market in  recent  years has  experienced significant  price and volume  fluctuations  for reasons  unrelated to operating performance.  These market  fluctuations  may adversely  affect the price of our common  stock at a time when you want to sell your  interest in us.

YOUR ABILITY TO INFLUENCE  CORPORATE  DECISIONS MAY BE LIMITED BECAUSE OUR MAJOR
STOCKHOLDERS OWN A LARGE PERCENTAGE OF OUR COMMON STOCK.

            Our  significant  stockholders  own a  substantial  portion  of  our outstanding  stock. As a result of their stock ownership,  if these stockholders were to  choose to act  together,  they  would be able to  control  all  matters submitted to our stockholders for approval,  including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our  assets.  This  concentration  of voting  power  could  delay or  prevent an acquisition  of our  company on terms that other  stockholders  may  desire.  In addition,  as the  interests of our majority and minority  stockholders  may not always  be the  same,  this  large  concentration  of  voting  power may lead to stockholder  votes that are  inconsistent  with your best  interests or the best interests of us as a whole.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This   prospectus    includes   and    incorporates   by   reference
forward-looking  statements  within  the  meaning of  Section  27A(i)(1)  of the
Securities Act, as amended and Section 21E(i)(1) of the Securities  Exchange Act
of 1934, as amended (the "Exchange Act"). When used or incorporated by reference in this prospectus, statements which are not historical in nature, including the words "may," "will," "should,"  "continue,"  "future,"  "potential,"  "believe,"
"expect,"  "anticipate,"  "project,"  "plan," "intend,"  "seek,"  "estimate" and similar expressions are intended to identify forward-looking statements.

            The forward-looking statements in this prospectus are based upon our management's beliefs,  assumptions and expectations of our future operations and economic performance, taking into account the information currently available to
us.  These   statements   are  not   statements   of  historical   fact.   These
forward-looking  statements  involve known and unknown risks,  uncertainties and other  factors  that may cause our  actual  results,  performance  or  financial condition  to be  materially  different  from any future  results  expressed  or implied by these statements. Such factors include, among other things, the risks discussed in this prospectus under the caption "Risk Factors."

            In light of  these  and  other  uncertainties,  the  forward-looking statements  included or incorporated by reference in this prospectus  should not be  regarded as a  representation  by us that our plans and  objectives  will be achieved. You should not place undue reliance on any forward-looking statements, and we undertake no obligation to publicly update or revise any  forward-looking statements  after  the  date of this  prospectus,  whether  as a  result  of new information, future events or otherwise.

                                 USE OF PROCEEDS

            We will not receive any of the proceeds  from the sale of the shares owned by the selling securityholders.  We may receive proceeds of up to $250,000 less expenses in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling securityholders. Although the amount and timing of our receipt of any such  proceeds are  uncertain,  such  proceeds,  if received,  will be used  for  general  corporate  purposes,  including,  without limitation, the following (in order of priority):

            o   working capital;

            o   the repayment of debt;

            o   the repurchase of our common stock;

            o   temporary investment; and/or

            o   the financing of possible acquisitions or business expansion.

            To the extent that proceeds are available following repayment of our debt,  we reserve the right to  reallocate or change the specific use of the net proceeds to respond to  fluctuations  in our business  and to take  advantage of opportunities which may be complementary to our operations.

           MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

            Our  Common  Stock is quoted  on the OTC  Bulletin  Board  under the symbol WTER.OB.  As of March 31, 2005, there were  approximately  816 holders of record of our common stock.  The following table sets forth the high and low bid prices for our common  stock for the  periods  indicated  as reported by the OTC
Bulletin Board. The prices state inter-dealer  quotations,  which do not include retail  mark-ups,  mark-downs  or  commissions.  Such prices do not  necessarily represent actual transactions.

           Fiscal Year-Ended December 31, 2005           High           Low
                                                         ----           ---
      First Quarter                                     $ 0.28         $ 0.14
      Second Quarter (through May 4, 2005)                0.18           0.14

           Fiscal Year-Ended December 31, 2004
      First Quarter                                     $ 0.36         $ 0.16
      Second Quarter                                      0.37           0.14
      Third Quarter                                       0.34           0.14
      Fourth Quarter                                      0.29           0.14

           Fiscal Year-Ended December 31, 2003
      First Quarter                                     $ 0.07         $ 0.01
      Second Quarter                                      0.07           0.03
      Third Quarter                                       0.17           0.04
      Fourth Quarter                                      0.22           0.09

            We have  not paid  any  dividends  on our  common  stock  and do not anticipate  declaring or paying any cash dividends in the foreseeable future. We currently  expect to retain future  earnings,  if any, to finance the growth and development  of our business.  Subject to our  obligations to the holders of our
Series A and Series D Preferred  shares,  and to the holders of our  convertible preferred  stock (See  "Description of  Securities"),  the holders of our common stock are entitled to  dividends  when and if declared by our Board of Directors from legally available funds.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DEVELOPMENT OF THE COMPANY

The Company was  originally  incorporated  under  Arizona law in 1985 and merged into a Delaware  corporation  in 1987.  In 1993 the Company,  then known as Auto
Swap,  U.S.A.,  entered  into a reverse  merger with Water Chef,  Inc., a Nevada corporation that manufactured and marketed water coolers and filters.

RESULTS OF OPERATIONS

Sales for the years  ended  December  31,  2004 and 2003  were  $56,290  and $0, respectively.  During the year ended  December  31,  2004,  the Company sold one
PureSafe  Water  Station unit for $56,290 to a domestic  account.  Cost of sales decreased  from $88,000 for the year ended December 31, 2003, to $62,250 for the year ended December 31, 2004, a decrease of $25,750,  or 29%. An analysis of the components of cost of sales follows:

Cost of Sales                 Product        Rent and Overhead      Total Cost
   Period                      CGS       Payments to Manufacturer    of sales

    2003                     $     0             $88,000             $88,000

    2004                     $13,250             $49,000             $62,250

Selling,  general and  administrative  expenses for the year ended  December 31,
2004 were $1,296,265  compared to $817,625 for the year ended December 31, 2003, an  increase of $478,640 or 58%.  The  increase in expense is  primarily  due to
higher   professional  fees   (approximately   $187,000),   marketing   expenses
(approximately  $70,000) and payroll  expenses and related taxes  (approximately
$168,000).  In 2004,  expenses  included  $125,000 paid to IMSCO  (International
Multiracial  Shared  Cultural  Organization)  upon  approval  of  the  Company's application  for  certification  and  consultant  status with  IMSCO,  an NGO in
Specialized  status with the Economic and Social Council of the United  Nations.
The Company  believes that the United Nations  certification of its humanitarian water  projects  will  enhance its ability to secure the funding  needed for the successful completion of its projects.

Interest expense for the year ended December 31, 2004 was $150,228,  compared to
$152,478 for the year ended December 31, 2003, a decrease of $2,250, or 1%.

In 2004, the Company recognized a loss on settlement of debt of $2,407,867.

The net loss for the year ended  December  31, 2004 was  $3,757,802  compared to
$3,535,479 for the year ended December 31, 2003, an increase of $222,323.

LIQUIDITY AND CAPITAL RESOURCES

            At December 31, 2004, the Company had a stockholders'  deficiency of approximately  $3,005,000  and a working  capital  deficiency  of  approximately
$2,550,000.  In addition, the Company has a net loss of approximately $3,758,000 and  $3,535,000  for the years ended  December 31, 2004 and 2003,  respectively.
These conditions raise substantial doubt about the Company's ability to continue

                                       10

as a going concern.  The financial  statements have been prepared  assuming that the  Company  will  continue as a going  concern.  The  auditor's  report on its financial statements included elsewhere herein contains an explanatory paragraph about the Company's ability to continue as a going concern.  Management's  plans with  respect to these  matters  include  restructuring  its  existing  debt and raising  additional  capital through future  issuances of stock and/or debt. The financial  statements  do not include any  adjustments  that might be  necessary should the Company be unable to continue as a going concern.

            The Company,  during 2004 and 2003,  raised  $790,356 and  $599,871, respectively, through the sale of its common and preferred stock.

            Water  Chef was a  defendant  in a legal  action  brought by certain debenture holders (the "Bridge Lenders") in New Hampshire Superior Court seeking repayment of debenture  principal of $300,000 and accrued interest from 1997. On
June 22, 2002, a settlement was reached  whereby the Company agreed to (i) issue a minimum of 3,000,000  shares of common stock valued at $497,500 in lieu of the principal and interest owed to the debenture  holders who  participated  in this legal action.  The Company  recorded the  debentures  at $300,000,  plus accrued interest  of  $39,400,  for a total of  $339,400.  The  difference  between  the
$497,500,  as valued for the  3,000,000  shares,  divided by the  average  daily trading price for the 30 days subsequent to the settlement, was greater than the original 3,000,000 shares. Due to these requirements,  the Company was obligated to issue an additional  14,037,671  shares. As of December 31, 2004, the Company has issued the 3,000,000 shares and the additional  14,037,671 shares originally valued at $497,500.  Attached to the original loans issued to the Bridge Lenders were warrants for the purchase of 1,666,667 shares of the Company's common stock at $0.15 per share. The debenture  holders that participated in the legal action had the lives of their  warrants  extended  from  March 2002 to March  2004.  In connection with the issuance of the Bridge Lenders' shares,  the Company further extended the  expiration  date of the warrants to a date twelve months after the effective date of this Registration Statement.

            In  addition  to  the  above  settlement  with  Bridge  Lenders  who participated  in the legal  action,  the  Company  settled its  obligation  with
debenture  holders  that  did  not  participate   ("non-participating  debenture
holders") in the legal action.  These  non-participating  debenture  holders had total debentures of $75,000,  plus accrued interest of $9,850,  totaling $84,850 as of the settlement date. In conjunction with the above settlement, the Company settled these outstanding  non-participating  debentures, plus accrued interest, with the issuance of 750,000 shares of common stock valued at $0.0292 per share, or $21,900. The terms of their warrants were not extended, nor are they entitled to receive  additional  shares based of the Company's  common stock  achieving a certain  average  trading price 30 days  subsequent to the  settlement  with the participating  debenture  holders.  During 2004,  the Company issued the 750,000 settlement shares.

            Management  is currently  attempting  to settle or  restructure  the remaining  debt,  and plans to satisfy its  existing  obligations  with the cash derived from the profitable sale of its products.

                             SELLING SECURITYHOLDERS

            The  following  table  sets  forth  the name of each of the  selling securityholders,  the number of shares beneficially owned by each of the selling securityholders,  the number of shares that may be offered under this prospectus and the  number  of  shares  of  common  stock  owned  by  each  of the  selling securityholders  after the  offering is  completed.  Except for David A. Conway,
John J. Clarke, Marshall S. Sterman and Rudolf W. Schindler, none of the selling securityholders has been an officer,  director or had any material  relationship with us within the past three years.

                                                                                                Number of Common
                                                                                               Shares/Percentage
                                                                                             Class to Be Owned After
                                          Owned Prior to            Number of Common            Completion of the
                                           the Offering           Shares to be Offered              Offering
                                           ------------           --------------------              ---------

Alliancetrade Inc (1)                          40,000                     40,000                         0/0%
Jaime Asaro                                   179,375                    175,000                     4,375 / *
Bear Paw Development Corporation of
Northern Montana (2)                        2,000,000                  2,000,000                         0/0%

                                       11

                                                                                                Number of Common
                                                                                               Shares/Percentage
                                                                                             Class to Be Owned After
                                          Owned Prior to            Number of Common            Completion of the
                                           the Offering           Shares to be Offered              Offering
                                           ------------           --------------------              ---------

Stanley Bergenfeld                             37,500                     37,500                         0/0%
Moneesh K Bakshi (1)                            2,000                      2,000                         0/0%
Patrick Brady (1)                             300,000                    300,000                         0/0%
C Trade Inc (1)                               375,000                    375,000                         0/0%
Gladys L. Cady                                166,667                    166,667                         0/0%
Layla M. Cady                                 250,000                    250,000                         0/0%
William A. Cady                             1,000,000                  1,000,000                         0/0%
William A. Cady II                            250,000                    250,000                         0/0%
Canaccord Capital Corporation (3)             666,666                    666,666                         0/0%
Juan E. Canon Sr.                             400,000                    400,000                         0/0%
Randy Chalom                                   20,000                     20,000                         0/0%
Gino Ciarniello (1)                            20,000                     20,000                         0/0%
John J. Clarke Jr.(4)                       1,500,000                  1,500,000                         0/0%
Leonard Cohen                               1,350,000                  1,350,000                         0/0%
Francis L. Collins & Marilyn Collins JTWROS 1,000,000                  1,000,000                         0/0%
Caroline S. Conway                          4,507,283                  4,507,283                         0/0%
David A. Conway (5)                           270,000                    270,000                         0/0%
David A. Conway & Rosanne K. Conway
 J. JTWROS (5)                             14,345,715                 14,345,715                         0/0%
David A. Conway IRA ACCT
   #01-01-002-2052306 (5)                  10,495,067                 10,495,067                         0/0%
Jennifer S. Conway                          4,507,283                  4,507,283                         0/0%
William J Cooney III (6)                      399,960                    399,960                         0/0%
Carlos Coreas (1)                              25,000                     25,000                         0/0%
Douglas Davis (1)                           1,000,000                  1,000,000                         0/0%
Michael S Davis (1)                           600,000                    600,000                         0/0%
K. Thomas Decoster (7)                      1,308,695                  1,308,695                         0/0%
K. Thomas Decoster & Callaway
   W. Decoster (8)                          1,570,440                  1,570,440                         0/0%
Adir Elizier (1)                              113,920                    113,920                         0/0%
Jennifer Elliott (9)                          327,176                    327,176                         0/0%
Earl E. Ellis                               2,000,000                  2,000,000                         0/0%
Ellis International (10)                       66,667                     66,667                         0/0%
Eliezer Ely (1)                                80,000                     80,000                         0/0%
Haichel Esther (11)                           400,000                    400,000                         0/0%
Anthony A. Famighetti                          37,500                     37,500                         0/0%
George I. Feinsod                             100,000                    100,000                         0/0%
Joseph R. Fichtl TTEE Joseph
  R. Fichtl 1995 Trust (12)                 2,617,389                  2,617,389                         0/0%
George F. Frank Jr.                         1,000,000                  1,000,000                         0/0%
David Fried (1)                               106,020                    106,020                         0/0%
Harrold Friedman (1)                           25,000                     25,000                         0/0%
Global Ocean (13)                             416,625                    416,625                         0/0%
Gordon T. Freeman                              20,000                     20,000                         0/0%
Leonard Fuchs (1)                             350,000                    350,000                         0/0%
Michael P. Gaudette & Roberta
   S. Gaudette JT TEN (14)                  1,308,695                  1,308,695                         0/0%
Claudette L. Gelfand TTEE Claudette
   L. Gelfand Rev Tr (15)                   1,308,695                  1,308,695                         0/0%

                                       12

                                                                                                Number of Common
                                                                                               Shares/Percentage
                                                                                             Class to Be Owned After
                                          Owned Prior to            Number of Common            Completion of the
                                           the Offering           Shares to be Offered              Offering
                                           ------------           --------------------              ---------

Henry Glickman                                 12,500                     12,500                         0/0%
Charles R. Grader                              46,667                     46,667                         0/0%
Dwight W. Grader                            1,033,333                  1,033,333                         0/0%
Catherine C. Griffin (16)                   1,308,695                  1,308,695                         0/0%
Aaron Groner (1)                               10,000                     10,000                         0/0%
Florence Gut (1)                               13,760                     13,760                         0/0%
Meryl Hagler (1)                               35,720                     35,720                         0/0%
Peter G. Hall (17)                            350,000                    350,000                         0/0%
Alexander Harris (18)                         523,476                    523,476                         0/0%
Holly O. Harris (19)                          523,476                    523,476                         0/0%
Michael B. Hayden & Diane
   L. Hayden JT TEN (20)                    1,308,695                  1,308,695                         0/0%
Nina W. Held                                  250,000                    250,000                         0/0%
Alden Hertzka (21)                            389,673                    327,173                   62,500 / *
Alexander Hertzka  (22)                       389,673                    327,173                   62,500 / *
Robert Hertzka (23)                           389,673                    327,173                   62,500 / *
HIF Enterprises (24)                           10,000                     10,000                         0/0%
Hill County (25)                              100,000                    100,000                         0/0%
Peter Hoffman (1)                             125,040                    125,040                         0/0%
Annette Hunter                                100,000                    100,000                         0/0%
Wedbush Morgan Securities FBO
  Bernie Iantosca                             166,666                    166,666                         0/0%
John R. Ing                                    60,000                     60,000                         0/0%
Raimond Irni                                  310,000                    310,000                         0/0%
H Jacobwitz                                    11,428                     11,428                         0/0%
Robert E. Jordan & Betsy P. Jordan JTWROS     666,667                    666,667                         0/0%
Robert Kaszovitz (1)                          400,000                    400,000                         0/0%
Abraham Kiplinsky (1)                          25,000                     25,000                         0/0%
John W. Knipf                                  40,000                     40,000                         0/0%
Phillip Koch                                    6,000                      6,000                         0/0%
Moische Koffman (1)                            75,000                     75,000                         0/0%
Kollel Metzioynim Lhoroah (26)                650,000                    650,000                         0/0%
Mike Liebhard (1)                              12,520                     12,520                         0/0%
Nachum Lis                                    800,000                    800,000                         0/0%
Lockridge Tool Company Inc. (27)               60,000                     60,000                         0/0%
Jason Lyons                                    62,500                     62,500                         0/0%
Lyons Capital Group LLC (28)                  625,000                    625,000                         0/0%
Dror Magori (29)                               55,080                     55,080                         0/0%
Chaim Majerovic (1)                             5,000                      5,000                         0/0%
Eligio Majerovic                              170,000                    170,000                         0/0%
Michael Majerovic                               7,800                      7,800                         0/0%
Mike Majerovic (1)                             80,000                     80,000                         0/0%
Mohammad Ullah Mamaun (1)                       2,000                      2,000                         0/0%
Michael Manfredo (1)                        2,000,000                  2,000,000                         0/0%
Yair Matan (1)                                 75,000                     75,000                         0/0%
Jonathan McDernott                            100,000                    100,000                         0/0%
Ellen E Mcinerney (1)                         166,720                    166,720                         0/0%

                                       13

                                                                                                Number of Common
                                                                                               Shares/Percentage
                                                                                             Class to Be Owned After
                                          Owned Prior to            Number of Common            Completion of the
                                           the Offering           Shares to be Offered              Offering
                                           ------------           --------------------              ---------

Michael P. Swimoff                            100,000                    100,000                         0/0%
Ezra Moas                                      10,000                     10,000                         0/0%
Ezra Y. Moas                                   10,000                     10,000                         0/0%
Rafael Moas (30)                              135,020                    135,020                         0/0%
Barry Moscowitz                             1,784,840                  1,784,840                         0/0%
Ezra Mosseri                                   10,000                     10,000                         0/0%
Jack Neiman                                    50,000                     50,000                         0/0%
Max Ollech                                    250,000                    250,000                         0/0%
Olshan Grundman Frome & Rosenzweig LLP (1)    200,000                    200,000                         0/0%
Frazer Pennebaker (31)                        399,960                    399,960                         0/0%
Frazer Pennebaker C/F Mae Pennebaker
   Unif Gift Min Act NY (32)                  399,960                    399,960                         0/0%
Frazer Pennebaker C/F Nathaniel Pennebaker
   Unif Gift Min Act NY (33)                  399,960                    399,960                         0/0%
The Stock Pit (34)                             50,000                     50,000                         0/0%
Deborah A. Power (35)                         419,960                    419,960                         0/0%
Deborah A. Power C/F Audrey D.
   Cooney UGMA MA (36)                        419,960                    419,960                         0/0%
Deborah A. Power C/F Olivia M.
   Cooney UGMA MA (37)                        419,960                    419,960                         0/0%
Jeffrey R. Power (38)                       3,799,980                  3,799,980                         0/0%
Jeffrey R. Power, Jr. (39)                    499,960                    499,960                         0/0%
Jeffrey R. Power Jr. C/F Jeffrey
    R. Power III UGMA MA (40)                 419,960                    419,960                         0/0%
Jeffrey R. Power Jr. C/F Kerry
   E. Power UGMA MA (41)                      419,960                    419,960                         0/0%
Pamela L. Power (42)                          419,960                    419,960                         0/0%
Pamela L. Power C/F Mae L.
    Pennebaker UGMA NY                         20,000                     20,000                         0/0%
Pamela L. Power C/F Natahniel
   Pennebaker UGMA NY                          20,000                     20,000                         0/0%
Rosemarie Power (43)                          199,980                    199,980                         0/0%
David Rappaport                               262,500                    262,500                         0/0%
Resnick & Company, LLC (44)                   683,333                    683,333                         0/0%
The Resnick Group LLC (1)                     325,000                    325,000                         0/0%
Earl Roberts                                   50,000                     50,000                         0/0%
Abraham Rotban (1)                             18,600                     18,600                         0/0%
Morris Sabbagh                                 20,000                     20,000                         0/0%
Samaritan Group International Corp. (45)      500,000                    500,000                         0/0%
Rudolf W. Schindler (46)                      411,100                    411,100                         0/0%
David Schor                                    22,520                     22,520                         0/0%
Segoes Trust (47)                             900,000                    900,000                         0/0%
Wedbush Morgan Securities FBO Larry Smith     166,666                    166,666                         0/0%
Arnold Fonseca Sep (1)                        769,240                    769,240                         0/0%
Gregory W. Simonelli (1)                      100,000                    100,000                         0/0%
Squire Sanders & Dempsey L.L.P. (48)           25,000                     25,000                         0/0%

                                       14

                                                                                                Number of Common
                                                                                               Shares/Percentage
                                                                                             Class to Be Owned After
                                          Owned Prior to            Number of Common            Completion of the
                                           the Offering           Shares to be Offered              Offering
                                           ------------           --------------------              ---------

Jac Steinberger (1)                            30,800                     30,800                         0/0%
Marshall S. Sterman (49)                    1,450,000                    950,000                  500,000 / *
Domenic M. Strazzula (50)                   2,617,389                  2,617,389                         0/0%
Robert Swinton (1)                            750,000                    750,000                         0/0%
H. Howard Thomson                             125,000                    125,000                         0/0%
Wedbush Morgan Securities
  FBO H. Howard Thomson                       166,666                    166,666                         0/0%
Peter Tingus (1)                               12,000                     12,000                         0/0%
Harold Tishler                                 40,000                     40,000                         0/0%
Eugenie D Trott (1)                         1,666,720                  1,666,720                         0/0%
Harris Tunick                                  50,000                     50,000                         0/0%
W W Trading International (51)              1,808,937                  1,808,937                         0/0%
David Van Der Velde (1)                        25,000                     25,000                         0/0%
Richard Van Grouw (1)                         400,000                    400,000                         0/0%
Norman Wax                                      2,500                      2,500                         0/0%
Frank Weston                                1,000,000                  1,000,000                         0/0%
John Whelan                                    60,000                     60,000                         0/0%
Joseph Whelan                                  40,000                     40,000                         0/0%
William Whelan                                 20,000                     20,000                         0/0%
Vance R. Wunning                              100,000                    100,000                         0/0%
Seymour Yanofsky (1)                           87,520                     87,520                         0/0%
TOTAL:                                     97,983,011                 97,291,136                   691,875/*

----------------------------
* - Less than 1%

    (1)   Represents  shares of common  stock to be issued  upon  conversion  of
          Series F convertible preferred stock.

    (2)   Paul Tuss, the Executive Director of Bear Paw Development  Corporation
          of Northern Montana,  has voting and dispositive power over the shares of common stock held by Bear Paw  Development  Corporation of Northern
          Montana.

    (3)   Peter M. Brown,  the Chairman of Canaccord  Capital  Corporation,  has
          voting and  dispositive  power over the shares of common stock held by
          Canaccord Capital Corporation.

    (4)   John J.  Clarke,  founder  and  Managing  Director of Baldwin & Clarke
          Corporate  Finance,  served as a member of the Board of Directors from
          July  1997 to  March  2000,  at  which  time he  resigned  in order to concentrate on other  responsibilities.  Mr. Clarke rejoined the Board in March 2004.

    (5)   David A.  Conway  became a member  of the Board of  Directors  in July
          1997,  and became  President and Chief  Executive  Officer in 1998. In addition  Mr.  Conway  currently  serves as  Chairman  of the Board of
          Directors.

    (6)   Includes  199,980 shares of common stock to be issued upon  conversion of Series C convertible  preferred  stock and 199,980 shares of common stock to be issued  upon  exercise of rights to acquire  common  stock which may not be exercised  until the Series C  convertible  preferred stock is converted by such holder.

    (7)   Includes  1,169,806 shares of common stock currently owned and 138,889 shares of common stock to be issued upon the exercise of warrants.

    (8)   Includes  1,403,773 shares of common stock currently owned and 166,667 shares of common stock to be issued upon the exercise of warrants.

                                       15

    (9)   Includes  292,453  shares of common stock  currently  owned and 34,723 shares of common stock to be issued upon the exercise of warrants.

   (10)   William  Unger,  a  Director  of Ellis  International,  has voting and dispositive  power  over the  shares  of  common  stock  held by Ellis
          International.

   (11)   Barry  Moscowitz,  the  President  of Haichel  Esther,  has voting and dispositive  power  over the  shares of common  stock  held by Haichel
          Esther.

   (12)   Includes  2,339,611 shares of common stock currently owned and 277,778 shares of common stock issuable upon conversion of warrants. Joseph R.
          Fichtl,  trustee,  has voting and dispositive power over the shares of common stock held by the Joseph R. Fichtl 1995 Trust.

   (13)   Represents  shares of common  stock to be issued  upon  conversion  of
          Series C convertible preferred stock.

   (14)   Includes  1,169,806 shares of common stock currently owned and 138,889 shares of common stock to be issued upon the exercise of warrants.

   (15)   Includes  1,169,806 shares of common stock currently owned and 138,889 shares of common  stock to be issued upon the  exercise  of  warrants.
          Claudette L. Gelfand,  trustee,  has voting and dispositive power over the shares of common stock held by the Claudette L. Gelfand  Revocable
          Trust.

   (16)   Includes  1,169,806 shares of common stock currently owned and 138,889 shares of common stock to be issued upon the exercise of warrants.

   (17)   Includes  50,000  shares of common stock  currently  owned and 300,000 shares  of  common  stock to be  issued  upon  conversion  of Series F convertible preferred stock.

   (18)   Includes  467,920  shares of common stock  currently  owned and 55,556 shares of common stock to be issued upon the exercise of warrants.

   (19)   Includes  467,920  shares of common stock  currently  owned and 55,556 shares of common stock to be issued upon the exercise of warrants.

   (20)   Includes  1,169,806 shares of common stock currently owned and 138,889 shares of common stock to be issued upon the exercise of warrants.

   (21)   Includes  354,951  shares of common stock  currently  owned and 34,722 shares of common stock to be issued upon the exercise of warrants.

   (22)   Includes  354,951  shares of common stock  currently  owned and 34,722 shares of common stock to be issued upon the exercise of warrants.

   (23)   Includes  354,951  shares of common stock  currently  owned and 34,722 shares of common stock to be issued upon the exercise of warrants.

   (24)   Howard  Fine,  the  President  of  HIF  Enterprises,  has  voting  and dispositive  power  over  the  shares  of  common  stock  held  by HIF
          Enterprises.

   (25)   Paul Tuss, the Executive Director of Bear Paw Development  Corporation
          of Northern Montana,  has voting and dispositive power over the shares of common stock held by Hill County.

   (26)   Includes  450,000 shares of common stock  currently  owned and 200,000 shares  of  common  stock to be  issued  upon  conversion  of Series F convertible  preferred  stock.  Zalman Gross,  the President of Kollel
          Metzioynim  Lhoroah,  has voting and dispositive power over the shares of common stock held by Kollel Metzioynim Lhoroah.

                                       16

   (27)   Keith Clark,  the Chief  Operating  Officer of Lockridge  Tool Company
          LLC, has voting and dispositive  power over the shares of common stock held by Lockridge Tool Company LLC.

   (28)   Jason Lyons,  the President of Lyons Capital Group LLC, has voting and dispositive  power  over the  shares  of  common  stock  held by Lyons
          Capital Group LLC.

   (29)   Includes  10,000  shares of common  stock  currently  owned and 45,080 shares  of  common  stock to be  issued  upon  conversion  of Series F convertible preferred stock.

   (30)   Includes  72,500  shares of common  stock  currently  owned and 62,520 shares  of  common  stock to be  issued  upon  conversion  of Series F convertible preferred stock.

   (31)   Includes  199,980 shares of common stock to be issued upon  conversion of Series C convertible  preferred  stock and 199,980 shares of common stock to be issued  upon  exercise of rights to acquire  common  stock which may not be exercised  until the Series C  convertible  preferred stock is converted by such holder.

   (32)   Includes  199,980 shares of common stock to be issued upon  conversion of Series C convertible  preferred  stock and 199,980 shares of common stock to be issued  upon  exercise of rights to acquire  common  stock which may not be exercised  until the Series C  convertible  preferred stock is converted by such holder.

   (33)   Includes  199,980 shares of common stock to be issued upon  conversion of Series C convertible  preferred  stock and 199,980 shares of common stock to be issued  upon  exercise of rights to acquire  common  stock which may not be exercised  until the Series C  convertible  preferred stock is converted by such holder.

   (34)   Earl  Roberts,  the  President  of  The  Stock  Pit,  has  voting  and dispositive  power over the  shares of common  stock held by The Stock
          Pit.

   (35)   Includes 20,000 shares of common stock currently owned, 199,980 shares of common stock to be issued upon  conversion  of Series C convertible preferred  stock and 199,980  shares of common stock to be issued upon exercise of rights to acquire  common stock which may not be exercised until the Series C  convertible  preferred  stock is converted by such holder.

   (36)   Includes 20,000 shares of common stock currently owned, 199,980 shares of common stock to be issued upon  conversion  of Series C convertible preferred  stock and 199,980  shares of common stock to be issued upon exercise of rights to acquire  common stock  which may not be exercised until the Series C  convertible  preferred  stock is converted by such holder.

   (37)   Includes 20,000 shares of common stock currently owned, 199,980 shares of common stock to be issued upon  conversion  of Series C convertible preferred  stock and 199,980  shares of common stock to be issued upon exercise of rights to acquire  common stock  which may not be exercised until the Series C  convertible  preferred  stock is converted by such holder.

   (38)   Includes  1,600,000  shares of common stock  currently  owned,  99,990 shares  of  common  stock to be  issued  upon  conversion  of Series C convertible  preferred  stock,  99,990  shares of  common  stock to be issued upon  exercise of rights to acquire  common stock which may not be  exercised  until  the  Series  C  convertible  preferred  stock is converted  by such holder and  2,000,000  shares of common stock to be issued upon conversion of Series F convertible preferred stock.

   (39)   Includes  100,000  shares of common  stock  currently  owned,  199,980 shares  of  common  stock to be  issued  upon  conversion  of Series C convertible  preferred  stock and 199,980 shares of common stock to be issued upon  exercise of rights to acquire  common stock which may not be  exercised  until  the  Series  C  convertible  preferred  stock is converted by such holder.

                                       17

   (40)   Includes 20,000 shares of common stock currently owned, 199,980 shares of common stock to be issued upon  conversion  of Series C convertible preferred  stock and 199,980  shares of common stock to be issued upon exercise of rights to acquire  common stock  which may not be exercised until the Series C  convertible  preferred  stock is converted by such holder.

   (41)   Includes 20,000 shares of common stock currently owned, 199,980 shares of common stock to be issued upon  conversion  of Series C convertible preferred  stock and 199,980  shares of common stock to be issued upon exercise of rights to acquire  common stock  which may not be exercised until the Series C  convertible  preferred  stock is converted by such holder.

   (42)   Includes 20,000 shares of common stock currently owned, 199,980 shares of common stock to be issued upon  conversion  of Series C convertible preferred  stock and 199,980  shares of common stock to be issued upon exercise of rights to acquire  common stock  which may not be exercised until the Series C  convertible  preferred  stock is converted by such holder.

   (43)   Includes  199,980 shares of common stock to be issued upon  conversion of Series C convertible  preferred  stock and 199,980 shares of common stock to be issued  upon  exercise of rights to acquire  common  stock which may not be exercised  until the Series C  convertible  preferred stock is converted by such holder.

   (44)   Jeffrey Resnick and Barry Resnick, partners of Resnick & Company, LLC, share voting and dispositive power over the share of common stock held by Resnick & Company, LLC.

   (45)   Kurt Mahoney,  the President of Samaritan Group  International  Corp.,
          has voting and dispositive  power over the shares of common stock held by Samaritan Group International Corp.

   (46)   Rudolf W. Schindler served as an officer of the Company from September
          1998 to October  2002,  at which time he resigned as an officer of the
          Company.

   (47)   James  Fontanetta,  the  Trustee of the Segoes  Trust,  has voting and dispositive  power over the shares of common  stock held by the Segoes
          Trust.

   (48)   James Adler, a partner at Squire Sanders & Dempsey L.L.P.,  has voting and  dispositive  power over the shares of common stock held by Squire
          Sanders & Dempsey L.L.P.

   (49)   Marshall S. Sterman, Chairman of The Mayflower Group, Ltd., joined the
          Board of Directors in March 2000.

   (50)   Includes  2,339,611 shares of common stock currently owned and 277,778 shares of common stock to be issued upon the exercise of warrants.

   (51)   William Duncan, the President of W W Trading International, has voting and  dispositive  power  over the  shares of common  stock held by W W
          Trading International.

            Our  registration of the shares included in this prospectus does not necessarily mean that each of the selling  securityholders  will opt to sell any of the shares offered hereby.  The shares covered by this prospectus may be sold from  time to time by the  selling  securityholders  so long as this  prospectus remains in effect.

                              PLAN OF DISTRIBUTION

            We are  registering  the  resale of  1,666,667  shares of our common stock issuable, otherwise than through underwriters,  upon exercise of warrants.
We anticipate we will receive $0.15 per share upon the exercise of the warrants.
The  warrants  were issued to certain  holders in  connection  with a settlement agreement  dated as of June 20, 2002.  The warrants are  currently  exercisable.

                                       18

Subject to certain  conditions  contained in the warrants,  we have the right to redeem  or call  the  warrants.  We will  not  receive  any  proceeds  from  the subsequent  sale of the common  stock,  although  we may  receive up to $250,000
(less  expenses) if all the warrants are  exercised by the warrant  holders.  We will bear all fees and  expenses  incident to  registering  the shares of common stock.

            We are also  registering  the resale of 17,037,671  shares of common stock previously  issued to certain  existing  shareholders in connection with a settlement  of  agreement  dated as of June 20,  2002.  We will not  receive any proceeds from the  subsequent  sale of this common stock.  We will bear all fees and expenses incident to registering these shares of common stock.

            We are also  registering  the  resale of up to  2,916,375  shares of common stock  issuable upon  conversion  of our Series C  convertible  preferred stock.  We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses  incident to registering  these shares of common stock.

          We are also registering the resale of up to 2,499,750 shares of common stock  issuable upon exercise of rights to acquire  common stock  exercisable at the time of conversion of certain shares of our Series C preferred  stock issued as an  inducement  to  purchase  certain  shares  of our  Series  C  convertible preferred  stock.  We will not receive any proceeds from the subsequent  sale of this common stock.  We will bear all fees and expenses  incident to  registering these shares of common stock.

            We are also  registering  the resale of up to  13,017,680  shares of common stock  issuable upon  conversion  of our Series F  convertible  preferred stock.  We will not receive any proceeds from the subsequent sale of this common stock. We will bear all fees and expenses  incident to registering  these shares of common stock.

            We are also  registering  the resale of 60,152,993  shares of common stock on behalf of the  selling  securityholders,  as well as on behalf of their donees, pledgees,  transferees or other successors-in-interest,  if any, who may sell shares received as gifts, pledges,  distributions or other non-sale related transfers.  Neither  we,  nor the  selling  securityholders,  have  employed  an underwriter  for the sale of common  stock by the selling  securityholders.  The selling  securityholders  have  advised us that they have not  entered  into any
agreements,   understandings   or   arrangements   with  any   underwriters   or
broker-dealers  regarding  the  sale  of  their  securities,  nor  is  there  an underwriter or  coordinating  broker acting in connection with the proposed sale of the shares by the selling  securityholders.  We will not receive any proceeds from the  subsequent  sale of the  shares  of  common  stock.  We will  bear all expenses in connection with the preparation of this prospectus and  registration of the shares. The selling  securityholders will bear brokerage  commissions and similar selling expenses associated with the sale of their common stock.

            If any shares of common  stock  being  registered  for resale in the
accompanying   registration   statement   are   transferred   from  the  selling
stockholders listed in this prospectus and such transferees wish to rely on this prospectus  to  resell  these  shares,  then  a  prospectus  supplement  or,  if appropriate,  a post-effective  amendment to the registration statement of which this  prospectus  is a part,  would  need to be filed  with the  Securities  and
Exchange Commission naming these individuals as selling shareholders.

            The selling  securityholders  may offer their shares of common stock from time to time directly or through  pledgees,  donees,  transferees  or other successors in interest in one or more of the following  transactions  (which may include block transactions):

            o    On any stock  exchange or automated  quotation  system on which the shares of common stock may be listed at the time of sale;

            o    In negotiated transactions;

            o    In the over-the-counter market;

            o    Put or call option transactions relating to the shares;

            o    Short sales relating to the shares; or

                                       19

            o    In a combination of any of the above transactions.

            The selling  securityholders  may offer their shares of common stock at any of the following prices,  which may reflect discounts from the prevailing market prices at the time of sale:

            o     Fixed prices that may be changed;

            o     Market prices prevailing at the time of sale;

            o     Prices related to such prevailing market prices;

            o     At negotiated prices; or

            o     Varying prices determined at the time of sale.

            The selling  securityholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers,  which may act as agents or principals.  Such broker-dealers may receive  compensation in the form of  discounts,  concessions,  or  commissions  from the selling  securityholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

            Any   broker-dealer   acquiring   common   stock  from  the  selling
securityholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then  prevailing  on the OTCBB or at prices related to such prevailing  market prices or at negotiated  prices to its customers or a combination of such methods. The selling  securityholders and any broker-dealers  that  act in  connection  with  the  sale  of the  common  stock hereunder  might be deemed to be  "underwriters"  within the  meaning of Section
2(11) of the Securities  Act of 1933, as amended;  any  commissions  received by such  broker-dealers  and any  profit on the  resale  of shares  sold by them as principals  might be deemed to be underwriting  discounts and commissions  under the Securities Act of 1933, as amended. The selling securityholders may agree to indemnify any agent,  dealer or broker-dealer  that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

            Because selling  securityholders  may be deemed to be "underwriters"
within the meaning of Section 2(11) of the  Securities  Act of 1933, as amended,
the  selling   securityholders  will  be  subject  to  the  prospectus  delivery requirements of such Act.

            The selling  securityholders also may resell all or a portion of the shares  in open  market  transactions  in  reliance  upon  Rule  144  under  the
Securities Act of 1933, as amended,  provided they meet the criteria and conform to the requirements of such Rule.

            If we are  notified  by a  selling  stockholder  that  any  material arrangement  has been  entered  into  with a  broker-dealer  for the sale of the shares  through  a block  trade,  special  offering,  exchange  distribution  or secondary  distribution  or a  purchase  by a broker or  dealer,  we will file a post-effective  amendment to the registration statement of which this prospectus is a part under the Securities Act of 1933, as amended, disclosing:

            o    the  name  of  each  such  selling   stockholder   and  of  the
                 participating broker-dealer(s);

            o    the number of shares involved;

            o    the price at which such shares were sold;

            o    the  commissions  paid or discounts or  concessions  allowed to such broker-dealer(s), where applicable;

                                       20

            o    that such broker-dealer(s) did not conduct any investigation to verify the  information set out or incorporated by reference in this prospectus; and

            o    other facts material to the transaction.

            Except for Canaccord Capital Corporation,  John J. Clark and Jeffrey
R. Power, none of the selling securityholders is a broker-dealer or an affiliate of a  broker-dealer.  Mr.  Clark is a  principal  of  Baldwin  & Clarke  Capital
Markets.  Mr.  Power is an  employee  of Detwiler  Mitchell  Felton & Graves,  a
Boston-based broker-dealer firm.

            There can be no assurance that the selling securityholders will sell any or all of the shares offered by them under this prospectus.

                                    BUSINESS

THE COMPANY

            Water Chef designs and markets water purification  equipment.  Water coolers and filters were a substantial part of the Company's  business from 1993 until the fourth  quarter of 2001,  at which time this business was sold so that
Water Chef could  concentrate  on the further  development,  manufacturing,  and marketing of their patented line of "PureSafe" water purification  systems.  The accompanying  financial  statements have been prepared assuming the Company will continue as a going concern. To date, the Company has shipped 21 PureSafe units.
Revenue  has been  recognized  on only 3 PureSafe  units,  as 18 units that were shipped  to the  Kingdom  of  Jordan  have  not met  the  criteria  for  revenue recognition due to no reasonable assurance of collectibility.

BACKGROUND

            The Company was  originally  incorporated  under Arizona law in 1985 and merged into a Delaware corporation in 1987. In 1993 the Company,  then known as Auto Swap,  U.S.A.,  entered into a reverse  merger with Water Chef,  Inc., a
Nevada corporation, which manufactured and marketed water coolers and filters.

PRODUCTS

            In 2001,  the  Company  decided to  concentrate  its  efforts on the further  development,  manufacturing  and marketing of the PureSafe  since Water
Chef  believed  that its  water  dispensers  and its wide  variety  of  consumer oriented  water  filtration  products  met or exceeded  the design,  quality and performance of competitive  products.  Market considerations were such, however, as to limit opportunities for profit and growth.

            In 1998, searching for a "killer application," Water Chef management focused on the worldwide  need for safe drinking water for  populations  who are not served by municipal water treatment  facilities,  or are served by municipal systems  that have  malfunctioned  because  of  improper  maintenance  or faulty design.  The result of that activity is the PureSafe Water  Station,  a turn-key unit that  converts  "gray," or  bathing  grade,  water into EPA grade  drinking water. The PureSafe  eliminates all living pathogens that pollute  non-processed water - bacteria,  cysts, viruses,  parasites,  etc. - at an affordable cost for the emerging economies of the world.

            The PureSafe was tested by H2M Labs, Inc. which has been approved by
Nassau and Suffolk  counties in New York to perform  drinking  water testing for the various  municipalities in those counties. The specific test performed was a total and fecal coliform  bacteria  test,  wherein the source water storage tank which feeds the PureSafe was tested for the presence of total and fecal coliform bacteria.  The  source  water  tank was found to have 50  colonies  of  coliform bacteria present. The source water tank was then "spiked" with a three (3) liter concentration of laboratory grown and cultured bacteria and the storage tank was measured  again with  80,000,000  colonies  of  bacteria  detected.  After being processed  through the PureSafe  system,  the water was tested again, and "FEWER
THAN 2 COLONIES" were detected. In addition to the laboratory test conducted for
Water  Chef by H2M  Labs,  the  available  scientific  literature,  in  industry journals  such as Water  Technology  and  Water  Conditioning  and  Purification
International,  supports  the  statement  that an ozone  system  such as the one

                                       21

utilized in the PureSafe effectively eliminates all living pathogens.  Ozone was first used in municipal water treatment in Nice, France in 1904, and then in the
Jerome Park Reservoir in the Bronx, New York in 1906.

            The  PureSafe  is a  self-contained,  six stage  water  purification center.  It  is  housed  in  the  equivalent  of a  small  storage  container  -
approximately  four feet wide,  seven feet long, and six and one-half feet high.
The unit weighs approximately eleven hundred pounds (without water) and has been configured  for  portability,  durability,  and easy  access to its  essentially off-the-shelf  components.  It is  constructed  with  weather  and UV  resistant fiberglass,  aluminum  and steel,  and is equipped  with  internal  and external lighting.

            The core  version of the  PureSafe  can purify  and  dispense  up to
15,000  gallons  of  water  per day for an  all-inclusive  cost  (labor,  power, amortization of the capital cost, replacement filters,  cartridges and media) of approximately  one-half cent per gallon.  The process  wastes very little water, producing  approximately  one  gallon of pure  drinking  water for every  gallon processed. The unit can be moved with a single fork-lift and is transportable by truck or helicopter.  Operating the PureSafe is simple and straightforward.  Due to its turn-key  design,  minimum wage  personnel  can be trained to operate the unit. A system of fail-safes is built into the operation,  and aside from easily installable  spares such as filters and cartridges,  a maintenance and oversight program  established  by Water Chef should  maintain the operating  efficiencies built into the system. Water Chef warrants each unit for a period of one year so long as the consumer adheres to required maintenance protocols, using Water Chef supplied parts, as prescribed in the maintenance manual. The Company also offers larger  versions of the PureSafe to provide pure water in quantities up to 5,000 gallons per hour. To date,  there have been no warranty  claims for the PureSafe product  operating  in the  field.  Water  Chef  also  plans  to  have  periodic inspections of installed equipment by the Company's agents.

MANUFACTURING

            In 2000, the Company  entered into a  subcontracting  agreement with
Davis  Aircraft  Products Inc,  ("Davis") for the  manufacture  of the PureSafe.
Based upon the  experience and the resources of Davis,  Water Chef's  management believes  that  Davis can  provide  the  production  and  manufacturing  support services  necessary  to supply Water Chef's  requirements  over the  foreseeable future at a price, and with the quality and performance  standards  necessary to meet, or exceed,  the needs of the markets that the Company expects to serve. In addition,  Davis  supervises  much of the  Company's  research  and  development activities.

RAW MATERIALS

            The  PureSafe has been  designed to use, for the most part,  readily available off-the-shelf components,  sub-systems and equipment. Inasmuch as each of the  components and  sub-systems  are available  from multiple  vendors,  the
Company  does not  believe  that  obtaining  these for its  sub-contractor,  for itself, or for others if it chooses to manufacture elsewhere, will be a problem.

COMPETITION

            Water Chef's  modular,  turn-key  PureSafe  Water  Station  directly addresses the drinking water needs of those environs which do not today, and are unlikely to, enjoy access to municipally treated water. The Company has produced a turnkey  solution  that  produces  pure water to meet U.S. EPA drinking  water standards.  This is a far different market than that addressed by the segment of the industry that has concentrated on the  multi-billion  dollar municipal water treatment  sector,  or the  equally  large  residential  sector.  The  municipal
solution  requires   significant   investment  for  infrastructure   development
(building  plants and laying  miles of  distribution  pipes),  and  products for residential  markets do not offer the  performance or features to meet the needs of the underdeveloped nations of the world.

            Management  does recognize that its potential  competitors  have far more  resources,  and that being first to the  marketplace  is no  assurance  of success.  It must be assumed  that  others  are  working  on  systems  that,  if successfully  brought to market,  could  seriously  impact the  viability of the company.

            The Company  currently has contracts to sell PureSafe  units in Laos and Ecuador.  In  addition,  the Company is actively  marketing  its products to potential customers in Bangladesh,  China, El Salvador,  Egypt and Honduras, and
to agencies and departments of the U.S. Government.

                                       22

MARKETING

            The  potential  market for the PureSafe is  substantial  and is both worldwide  and  domestic.  According  to studies  performed  by the World Health
Organization  (WHO) and the United  Nations,  major parts of Africa,  the Middle
East,  Southeast Asia, the Indian  sub-continent,  Latin and South America,  the
Caribbean,  and much of Eastern  Europe is in need of adequate  supplies of pure water.  Parts of Florida,  Georgia,  and other regions in the United States have also reported  fresh water  deficits.  In part,  solving this problem has been a question of appropriate  technology.  Secondarily,  but just as important,  in a vast part of the world is the need to secure  third party  financing so that the local populace can enjoy the benefits of clean water.

            Water Chef believes that it has  demonstrated  that it possesses the technology.  The Company also  believes  that  financing is available  for third world  economies  from a variety of sources.  The challenge  for the Company,  a virtual  unknown in the  industry and with  limited  capital,  is in getting its message in front of decision  makers.  To this end,  Water Chef has enlisted the aid of some of the  world's  most  outstanding  experts  in water  purification, especially as it relates to the needs of underdeveloped countries.

            The  Company's  Scientific  Advisory  Board is chaired by Dr. Ronald
Hart,  former Director of The National Center for  Toxicological  Research and a
U.S. Food and Drug  Administration  "Distinguished  Scientist in Residence." The
Board also  includes  Dr.  Mohamed  M.  Salem,  Professor  of  Occupational  and
Environmental  Medicine,  Cairo  University;  Dr. Richard  Wilson,  Mallinckrodt
Research Professor of Physics, Harvard University;  Dr. Mostafa K. Tolba, former
Under-Secretary-General  of the  United  Nations  and  Director  of  the  U.N.'s
Environmental  Program;  and Lord John  Gilbert,  former  Minister  of State for
Defense   for   the   United   Kingdom   under   three   Prime   Ministers   and
Secretary/Treasurer of the Tri-Lateral Commission.

            Not only have the members of the Scientific  Advisory Board provided valuable  input and  guidance  to the  Company  with  respect to system  design, technological  input,  remediation  approaches  and a great deal of  information relative to the unique water problems  facing many areas of the world,  but they have also been active in introducing Water Chef to commercial opportunities

            During  2004  Water  Chef   established  a  relationship   with  the
International   Multiracial  Shared  Cultural   Organization   (IMSCO),  an  NGO
(non-governmental organization) specialized with the Economic and Social Council of the United Nations.  As a result of this relationship Water Chef has received
United  Nations  certification  for its  pure  water  humanitarian  projects  in
Honduras and Bangladesh, and became eligible to apply for third party funding of these  projects.  As of year-end 2004, the Company has submitted  these projects for funding approval, but has received no assurance of funding.

            With the recent funding of the Homeland Security  Department budget, and a renewed focus on preparedness  in the event of possible  future  terrorist attacks  in the  United  States,  programs  have been  initiated  to ensure  the protection  and  preservation  of our water  resources.  Water  Chef has been in discussion  with political and government  contacts to explore the  applications for the  PureSafe  as a  back-up  drinking  water  system  in case of  damage to municipal systems. The Company has also initiated contact with senior government personnel to explore the use of our  technology to safeguard  water  supplies at
U.S. installations overseas.

PATENTS

            The  Company  filed for  patent  protection  on its  PureSafe  Water
Station in October of 1998 and received formal  notification that the patent had been issued on February 19, 2002. The Company feels that this patent upholds the claims that the  PureSafe  system is a unique  product.  In addition to its U.S.
patent,  the Company has filed for patent  protection  in the  countries  of the
European Union, and in Canada,  Mexico,  China,  Hong Kong, Korea and Japan. The
patent  application  for the European Union (01-126 980.0) was filed on November
13, 2001;  Canadian  Application  No.  2,362,107  was filed on November 3, 2001;
Mexican  Application  No.  PA/a/2001/12042  was filed on November  23,  2001;the
Chinese Application No. 01136187.5 was filed on November 21, 2001, and was found to be in compliance on June 20, 2003; the Hong Kong  Application No.  03107837.9
was  filed  on  October  3,  2003;  and  the  Korean  Patent   Application   No.
10-2001-0070453  was filed on November 20, 2001. Each of the patent applications

                                       23

has been  accepted,  Requests for  Examination  have been made,  and the Company currently has patent protection in the requested venues.

            The name PureSafe  Water Station and the stylized water droplet mark have been trademarked in the United States.

            Water Chef has also incorporated patented and proprietary technology in the PureSafe and is confident that it can protect this  intellectual  capital throughout the manufacturing and distribution cycle.

            There can be no  assurance  that any  application  of the  Company's technologies  will not infringe patent or proprietary  rights of others, or that licenses which might be required for the Company's processes or products will be available  on  favorable  terms.  Furthermore,  there can be no  assurance  that challenges  will not be made against the validity of the  Company's  patent,  or that defenses instituted to protect against patent violation will be successful.

SEASONALITY

            The  Company  does not  expect  the Pure  Safe to be  influenced  by seasonality.

GOVERNMENT APPROVALS

            The  Company's  marketing  efforts  to date  have been  directed  to
Central and South  America,  the Asian  sub-continent,  and the Middle East.  No specific  government  approvals are required,  except for the  possibility  that export licenses will be required in specific instances.

RESEARCH AND DEVELOPMENT

            Research  and  development  takes  place  at the  Company's  office.
Testing,  modeling,  simulation and prototype  manufacturing are outsourced with much  of  the  ongoing  development  taking  place  at  the  Company's  contract manufacturing  facilities  under the  supervision of Davis Water  Products.  The
Company  estimates  to  date  that  the  design,  prototyping,  development  and marketing of the PureSafe Water Station has cost in excess of $2 million.

INSURANCE

            The Company maintains a $1,000,000 umbrella policy, in addition to a
$2,000,000  general and product liability  policy,  which covers the manufacture and marketing of its products. The Company believes its insurance coverage to be adequate.

EMPLOYEES

            As of March 31, 2005, the Company employed one executive officer and two administrative personnel in its headquarters.

            The  Company  believes  there  is a  sufficient  number  of  persons available at prevailing wage rates in or near our  manufacturing  locations that should expansion of its production require additional  employees,  they would be readily available.  The Company has no collective  bargaining agreement with any of its employees.

                             DESCRIPTION OF PROPERTY

            The  Company   presently  has  no  owned  or  leased   manufacturing
facilities,  nor does the Company  have a plan to acquire its own  manufacturing facility.  The PureSafe  Water Station is  manufactured  for the Company under a contract by Davis Water Products.

            The Company  maintains its principal  place of business at 1007 Glen
Cove Avenue, Suite 1, Glen Head, New York 11545. The company leases 1,100 square feet in such building at $2,475 per month on a month-to-month basis.

                                       24

            To the extent  possible the Company  intends to utilize leased space for its future needs.

                                LEGAL PROCEEDINGS

            In May 2001, the Company entered into a distribution  agreement with a company  (the "Sub  Distributor")  based in Jordan.  The Sub  Distributor  has agreed to  purchase  no fewer than 100 units of the  Company's  "Pure Safe Water
Station"  during  2001 and a minimum  of 50 units in each of 2002 and  2003.  To date, the Company has shipped 20 PureSafe units.  Revenue has been recognized on only 2 PureSafe  units as 18 units  which were  shipped to the Kingdom of Jordan have not met the criteria for revenue recognition due to no reasonable assurance of collectibility. The Company has recorded the cost of the inventory shipped as a loss  contingency of $242,035  during the year ended December 31, 2001,  since return of the items is  uncertain.  The  Company has  engaged  legal  counsel in
Jordan, to pursue legal remedies and obtain payment for all units shipped.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            As of March 31, 2005, the Company's  Directors,  Executive  Officers
and Scientific Advisory Board Members are:

Name                        Age         Position(s) with the Company

David A. Conway              63         Director, Chairman,
                                        President, Chief Executive
                                        Officer and Chief Financial
                                        Officer

John J. Clarke ++            63         Director

Ronald W. Hart +             62         Chairman, Scientific
                                        Advisory Board

Mohamed M. Salem +           53         Scientific Advisory Board

Marshall S. Sterman++        73         Director

Richard Wilson +             79         Scientific Advisory Board

Mostafa K. Tolba +           83         Scientific Advisory Board

Lord John Gilbert +          79         Scientific Advisory Board

+ Members of the Scientific  Advisory  Board will receive an honorarium,  in the form of cash or common stock,  for their service at the  discretion of the Board of Directors.

++ Member of Audit Committee and Compensation Committee.

DAVID A. CONWAY

Mr.  Conway was elected to the Board in 1997 and joined the Company as President and Chief  Executive  Officer  in 1998.  Previously,  he held the  positions  of

                                       25

President and COO of a privately  held public  relations and marketing  company;
Director and VP  Administration  of KDI Corporation  (NYSE);  VP  Administration
Keene Corporation  (NYSE) and earlier positions with CBS and Goldman Sachs & Co.
Mr.  Conway,   who  served  as  an  infantry  officer  in  the  US  Army,  holds undergraduate  and graduate  degrees from  Fordham  University  and is listed in
Who's Who in America.

JOHN J. CLARKE

John J. Clarke  rejoined the Water Chef Board of  Directors  in March 2004.  Mr.
Clarke had  previously  served as a member of the  Company's  Board of Directors from July 1997 to February 2000 when he resigned from the Board due to his heavy workload.  Mr.  Clarke is a Principal  and  co-founder of the Baldwin and Clarke
Companies,  a diversified  financial  services  organization,  and is a founding director of two New Hampshire commercial banks. Mr. Clarke currently serves as a
Director of Centrix Bank.

RONALD W. HART (PH.D.)

Dr.  Hart  agreed to form the Board of  Scientific  Advisors  in 2000 and became
Chairman at that time. Dr. Hart is an internationally  recognized  scientist and scholar who was Director of the National Center for  Toxicological  Research and
was  named  "Distinguished  Scientist  in  Residence"  by the US Food  and  Drug
Administration  in 1992.  Recognized  for his  pioneering  work on aging and his studies on nutrition and health,  Dr. Hart has been appointed visiting professor at  a  number  of  universities,  including  Cairo  University,  Seoul  National
University and Gangzhou University.  He received his doctorate in physiology and biophysics from the University of Illinois.

MOHAMED M. SALEM (MD/PH.D.)

Dr. Salem was  appointed to the  Scientific  Advisory  Board in early 2001.  Dr.
Salem is  Professor  of  Occupational  and  Environmental  Medicine  at the Kasr
El-Aini School of Cairo University. An internationally  recognized expert on the health effects of environmental  and water  contaminants  including  pesticides, lead and other  metals,  Dr.  Salem is  credited  with  establishing  infectious disease control programs at medical centers and other public entities throughout the Middle East.  Dr. Salem is a principal  of Salem  Industries,  an import and export company, which is one of the leading suppliers of chemicals and oil field equipment in the Middle East. Dr. Salem holds both an M.D. and Ph.D.  from Cairo
University.

MARSHALL S. STERMAN

Mr.  Sherman was elected to the Board in 2000.  Mr.  Sterman is President of the
Mayflower  Group, a Massachusetts  based merchant bank. He previously  served as managing  partner of Cheverie and Company and MS Sterman & Associates,  merchant banking  firms and  principal  of  Sterman & Gowell  Securities,  an  investment banking and securities firm. Mr. Sterman served as an officer in the US Navy and holds his BA from Brandeis University and his MBA from Harvard University.

RICHARD WILSON (Ph.D.)

Dr. Wilson was appointed to the Scientific  Advisory Board in February 2001. Dr.
Wilson is the Mallinckrodt  Research Professor of Physics at Harvard University.
Dr. Wilson is one of the foremost scientific  authorities in the fields of water quality  remediation and purification,  and is currently Professor of the Energy
Research Group at the  University of  California.  Dr. Wilson is a member of the
Advisory  Board of the Atlantic  Legal  Foundation,  and is one of the principal scientists  studying the  resolution  of the water  problems in Chernobyl and in
Bangladesh  where toxic  levels of arsenic  contaminate  the water  supply.  Dr.
Wilson holds his Ph.D. from Oxford University.

MOSTAFA K. TOLBA (Ph.D.)

Dr. Tolba joined the Scientific Advisory Board in June 2001. Dr. Tolba served as
Under-Secretary-General of the United Nations, and Executive Director of the

                                       26

United Nations  Environmental  Program from 1976 to 1992. Dr. Tolba is currently
President  of  the   International   Center  for   Environment  and  Development
headquartered in Geneva,  Switzerland,  and Emeritus Professor of Science at the
Kasr El-Aini  School of Medicine at Cairo  University.  He received his Ph.D. in
Macrobiology from Imperial College, London, England.

LORD JOHN GILBERT (Ph.D.)

Lord John Gilbert  joined the Scientific  Advisory  Board in 2001.  Lord Gilbert
served as Minister of State for  Transportation,  Minister of State for Finance,
and as  Minister of State for  Defense in the United  Kingdom  under three Prime
Ministers. Lord Gilbert is Secretary/Treasurer of the Tri-Lateral Commission and
a member of the House of Lords. He was educated at Marchant  Taylors' School and
St. John's College,  Oxford,  and holds a Ph.D. in  International  Economics and
Statistics from New York University.

Marshall S.  Sterman and John J. Clarke are the members of the  Company's  Audit
Committee.  The Board of Directors has determined  that Mr. Sterman is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-B.

EXECUTIVE COMPENSATION

                                            SUMMARY COMPENSATION TABLE

 Name and Principal                                                            Long Term
      Position                          Annual Compensation                   Compensation
---------------------            --------------------------------   ----------------------------------

                                                                                       Securities
                                                                        Restricted     Underlying         All
                                                        Other Annual       Stock        Options/         Other
                                  Salary      Bonus     Compensation      Award(s)        SARs        Compensation
                        Year        ($)        ($)           ($)            ($)            (#)            ($)
                        ----      ------      -----     ------------      --------      --------        --------
David A. Conway         2004     $303,750      --            --             --          5,000,000         --
President/CEO           2003     $165,000      --            --             --               --           --
                        2002     $165,000      --            --             --               --           --

Option/SAR Grants in Last Fiscal Year

The following table sets forth information  regarding common stock  appreciation rights made to the named executive officers and directors during fiscal 2004:

                                  Number of
                                 Securities           Percent of Total SARs
                               Underlying SARs        Granted to Employees      Exercise or Base
 Name                             Granted #              In Fiscal Year           Price ($/Sh)      Expiration Date
-------------------               ---------              --------------           ------------      ---------------
David A. Conway                 5,000,000(1)                  83%                   $0.25           January 31, 2009
Marshall S. Sterman             1,000,000(2)                  17%                   $0.25           January 31, 2006

---------------------------

     (1)  These SARs were originally granted as stock options on January 1, 2004 and were  converted to stock  appreciation  rights in November,  2004.
          These SARs vest 20% on each anniversary of such grant.

                                       27

     (2)  These SARs were originally granted as stock options on January 1, 2004 and were  converted to stock  appreciation  rights in November,  2004.
          These SARs vest 50% on each anniversary of such grant.

The Company has no Long-Term Incentive Plans at this time.

DIRECTORS' COMPENSATION

            Directors  of the  Company  do not  receive  cash  compensation  for serving as members. They are reimbursed for their out of pocket expenses related to meetings and other Company  related  activity for which they are called upon.
In the past  certain  directors  have  received  common stock for service to the
Company.

            Beginning on January 1, 2002,  Mr.  Sterman was  compensated  at the rate of $6,000 per month for consulting services performed for the Company.  The
Company may pay for these  services in cash or stock,  and may  terminate  these services at its option.

            The Company's  directors have been paid success fees for helping the
Company in various equity and debt financings in previous years.  These payments have been both in cash and  common  stock,  such  payments  being  made based on industry-wide standards and arms-length transactions.

EMPLOYMENT AGREEMENTS

            Mr. Conway entered into a five-year  employment agreement in January
2004. The agreement provides for base salary of $350,000 per year, participation in the company's  employee  benefit  programs and a life insurance policy in the amount of  $5,000,000.  In addition Mr. Conway was granted a stock  appreciation right,  vesting at 20% per year for five years,  for  5,000,000  shares of Water
Chef  common  stock  at a strike  price  of $0.25  per  share.  Mr.  Conway  was originally  granted stock options in January 2004,  that were later converted to stock appreciation rights in November 2004.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

            The Company's amended and restated  certificate of incorporation and bylaws  eliminate,  in certain  circumstances,  the  liability of Directors  for breach of their  fiduciary duty. This provision does not eliminate the liability of a Director (i) for breach of the Director's duty of loyalty to the Company or its stockholders (ii) for acts of omissions by the director not in good faith or which involve  intentional  misconduct or a knowing  violation of law; (iii) for willful or negligent  declaration  of an unlawful  dividend,  stock  purchase or redemption;  (iv) for  transactions  from which the Director derived an improper personal  benefit;  or (v)  for  any  act or  omission  occurring  prior  to the effective date of the amended and restated certificate of incorporation.

            The  Company's  amended and restated  certificate  of  incorporation provides generally for indemnification of the Directors and Officers to the full extent permitted under Delaware law, and permits  indemnification  for all other persons whom the Company is empowered to indemnify.

            These  provisions  do not limit or eliminate  our rights or those of
any  stockholder  to  seek  non-monetary   relief,  such  as  an  injunction  or
rescission,  in the  event of a breach of a  Director's  fiduciary  duty.  These provisions will not alter a Director's  liability under federal securities laws.
Our amended  and  restated  bylaws  also  contain  provisions  indemnifying  our directors and officers to the fullest extent  permitted by the Delaware  General
Corporation  Law. We believe that these  provisions are necessary to attract and retain qualified individuals to serve as Directors and officers.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities  Act of 1933 (the "Act") may be permitted to Directors,  officers and controlling  persons of the small  business  issuer  pursuant  to the  foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the  Securities  and  Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is, therefore, unenforceable.

                                       28

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            Set forth  below is  information  as of March 31,  2005,  concerning stock  ownership of all persons known by the Company to own  beneficially  5% or more of the issued and outstanding  common stock of the Company,  all Directors, all Executive Officers,  and all Directors and Executive Officers of the Company
as a group based on the number of shares of common stock issued and  outstanding as of March 31, 2005. For purposes of the  Memorandum,  beneficial  ownership is defined in accordance  with the Rules of the Securities and Exchange  Commission and  generally  means  the  power  to  vote  and/or  dispose  of the  securities regardless of any economic interest.

                                                                   Series C
                         Common Stock            Series A          Convertible       Series D          Series F Convertible
                         Beneficially Owned(1)   Preferred Stock   Preferred Stock   Preferred Stock   Preferred Stock
                                                 Beneficially      Beneficially      Beneficially      Beneficially
                                                 Owned(1)          Owned(1)          Owned(1)          Owned(1)

                         SHARES         %        SHARES    %       SHARES   %        SHARES     %      SHARES     %
                         ------        ---       ------   ---      ------  ---       ------   ---      ------    ---

David A. Conway(2)(3)   25,110,782    15.8%         --     --        --    --          --     --         --       --
Water Chef, Inc.
1007 Glen Cove Ave.,
Suite 1
Glen Head, NY  11545

Marshall S. Sterman      1,450,000      *           --     --        --    --          --     --         --       --
46 Neptune Street
Beverly, MA  01915

John J. Clarke           1,500,000      *           --     --        --    --          --     --         --       --
116B S. River Rd.
Bedford, NH 03110

Jerome Asher &               --        --         5,000   9.5%       --    --          --     --         --       --
  Anne Asher JTWROS
2701 N Ocean Blvd
Apt E-202
Boca Raton, FL 33431

Robert D. Asher              --       --          5,000   9.5%       --    --          --     --         --       --
72 Old Farm Road
Concord, MA 01742

John A. Borger               --       --            --    --         --    --       10,000   10.8%       --       --
806 E Avenida Pico
Suite I PMB #262
San Clemente, CA 92673

                                       29

                                                                   Series C
                         Common Stock            Series A          Convertible       Series D          Series F Convertible
                         Beneficially Owned(1)   Preferred Stock   Preferred Stock   Preferred Stock   Preferred Stock
                                                 Beneficially      Beneficially      Beneficially      Beneficially
                                                 Owned(1)          Owned(1)          Owned(1)          Owned(1)

                         SHARES         %        SHARES    %       SHARES   %        SHARES     %      SHARES     %
                         ------        ---       ------   ---      ------  ---       ------   ---      ------    ---

Douglas Davis                --        --          --     --         --    --          --     --       25,000    7.7%
Davis Aircraft Products
1150 Walnut Ave.
Bohemia, NY 11716

Global Ocean                 --        --          --     --      12,500  14.3%        --     --         --      --
4367 Windergate Dr.
Jacksonville, FL 32257

Michael Manfredo             --        --          --     --         --    --          --     --       50,000   15.4%
4367 Windergate Dr.
Jacksonville, FL 32257

Jeffrey R. Power             --        --          --     --         --    --          --     --       50,000   15.4%
74 Beach St
Cohasset, MA 02025

Frazer Pennebaker            --        --          --     --      24,000  27.4%        --     --         --       --
202 W. 85th St.
New York, NY 10024 (4)

Deborah A. Power             --        --          --     --      18,000  20.6%        --     --         --       --
959 Concord St.
Carlisle, MA 01741 (5)

Jeffrey R. Power, Jr.        --        --          --     --      24,000  27.4%        --     --         --       --
18 Oldwood Road
Wilbraham, MA 01095 (6)

Pamela L. Power              --        --          --     --      24,000  27.4%        --     --         --       --
202 W. 85th St.
New York, NY 10024 (7)

Rosemarie Power              --        --          --     --      24,000  27.4%        --     --         --       --
18 Oldwood Road
Wilbraham, MA 01095 (8)

                                       30

                                                                   Series C
                         Common Stock            Series A          Convertible       Series D          Series F Convertible
                         Beneficially Owned(1)   Preferred Stock   Preferred Stock   Preferred Stock   Preferred Stock
                                                 Beneficially      Beneficially      Beneficially      Beneficaily
                                                 Owned(1)          Owned(1)          Owned(1)          Owned(1)

                         SHARES         %        SHARES    %       SHARES   %        SHARES     %      SHARES     %
                         ------        ---       ------   ---      ------  ---       ------   ---      ------    ---

Arnold Fonseca Sep           --        --          --     --        --     --          --     --       19,231    5.9%
c\o Integrated Financial
Management Inc.
1831 E. Carson St.
Pittsburgh, PA 15203

Eugene D. Trott              --        --          --     --        --     --          --     --       41,668   12.8%
459 12th St, Apt. 3B
Brooklyn, NY 11215

Robert Swinton               --        --          --     --        --     --          --     --       18,750    5.8%
625 Derby Drive South
Oceanside, NY 11572

Shirley M. Wan               --        --          --     --        --     --         6,000  6.5%        --      --
5455 Chelsen Wood Dr.
Lawrence, NY 11559

All executive officers  28,060,782    17.7%        --     --        --     --          --     --         --      --
 and Directors as a Group
 (2)(9)

* less than 1%

       1.   A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the record date upon the exercise of options and warrants and the conversion of
            convertible  securities.   Each  beneficial  owner's  percentage  of
            ownership is determined  by assuming  that all options,  warrants or convertible  securities  held by such  person (but not those held by any other  person) that are  currently  exercisable  or  convertible
            (i.e., that are exercisable or convertible  within 60 days after the record date) have been exercised or converted.

       2.   Includes 10,495,067 shares held in an IRA Trust.

       3.   In March, 2002 Mr. Conway voluntarily  surrendered the anti-dilution agreement  that insured 32.6%  ownership of the voting shares to Mr.
            Conway and his affiliates.

                                       31

       4.   Includes 6,000 held directly by Frazer  Pennebaker,  600 shares held as  custodian  for Mae  Pennebaker  UGMA NY,  6,000  shares  held as custodian for Nathaniel  Pennebaker UGMA NY and 6,000 shares held by
            Pamela  L.  Power,   Frazer  Pennebaker's  wife.  Frazer  Pennebaker
            disclaims  beneficial  ownership  of all  shares  held by  Pamela L.
            Power.

       5.   Includes  6,000  shares held  directly  by Deborah A.  Power,  6,000 shares  held as  custodian  for Audrey D.  Cooney  UGMA MA and 6,000 shares as custodian for Olivia M. Cooney UGMA MA.

       6.   Includes 6,000 held directly by Jeffrey R. Power,  Jr., 6,000 shares held as  custodian  for Jeffrey R. Power III Cooney  UGMA MA,  6,000 shares held as custodian  for Kerry E Power UGMA MA and 6,000 shares held by Rosemarie Power,  Jeffrey R. Power,  Jr.'s wife.  Jeffrey R.
            Power, Jr. disclaims  beneficial ownership of shares owned Rosemarie
            Power.

       7.   Includes 6,000 shares held directly by Pamela L. Power, 6,000 shares held directly by Frazer Pennebaker, Pamela L. Power's husband, 6,000 shares held by Frazer  Pennebaker  as custodian  for Mae  Pennebaker
            UGMA NY and 6,000 shares held by Frazer  Pennebaker as custodian for
            Nathaniel  Pennebaker UGMA NY. Pamela L. Power disclaims  beneficial ownership of shares owned by Frazer Pennebaker.

      8.    Includes 6,000 shares held directly by Rosemarie Power, 6,000 shares held directly by Jeffrey R. Power,  Jr.,  Rosemarie Power's husband,
            6,000 shares held by Jeffrey R. Power,  Jr. as custodian for Jeffrey
            R. Power III Cooney  UGMA MA Y and 6,000  shares  held by Jeffrey R.
            Power,  Jr. as custodian for Kerry E Power UGMA MA.  Rosemarie Power disclaims  beneficial ownership of shares owned by Jeffrey R. Power,
            Jr.

      9.    Does not include  Officers or  Directors of the Company who were not such as of the date of record.

DESCRIPTION OF CAPITAL STOCK

GENERAL

            Our  authorized  capital  stock  consists of  190,000,000  shares of common stock and 10,000,000  shares of preferred  stock, of which 400,000 shares have been  designated  Series A  Preferred  Stock,  $.001  par value per  share,
400,000 shares have been designated Series C convertible  preferred stock, $.001 par value per share,  400,000  shares  have been  designated  Series D Preferred
Stock,  $.001 par value per share,  and  1,000,000  shares have been  designated
Series F convertible preferred stock, $.001 par value per share.

            Except as to certain  matters  discussed  below or as  proscribed by applicable law, the holders of shares of all classes of the capital stock of the
Company vote together as a single class. The holders of our capital stock do not have cumulative voting rights,  which means that the holders of more than 50% of the outstanding shares,  voting for the election of directors,  can elect all of the directors to be elected,  if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

            The  following  description  of our capital  stock is based upon our
restated   certificate  of  incorporation,   amended  and  restated  bylaws  and
applicable  provisions  of law.  We have  summarized  portions  of our  restated
certificate of incorporation  and amended and restated bylaws below. The summary is not complete.  You should read our certificate of  incorporation  and amended and restated bylaws for the provisions that are important to you.

DESCRIPTION OF THE COMMON STOCK

            As of March 31, 2005 there were  158,834,527  shares of common stock outstanding which were held of record by approximately 816 shareholders.

                                       32

            Prior to filing  the  Certificate  of  Amendment  on March 22,  2002 increasing our authorized  capital stock to  200,000,000,  we were authorized to issue up to 100,000,000 shares of capital stock,  consisting of up to 90,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000  shares of  preferred  stock.  There are  presently  158,834,527  shares of common stock outstanding.  The Company is also obligated to issue 1,666,667  shares of common stock upon the exercise of warrants and  18,433,805  shares of common stock upon the conversion of other securities outstanding.

      VOTING

            Each  holder of common  stock is entitled to one vote for each share on all matters to be voted upon by the holders of common stock.

      RIGHTS AND PREFERENCES

            The  holders  of common  stock:  (i) have  equal  ratable  rights to dividends  from funds  legally  available  if and when  declared by our Board of
Directors  after all accrued but unpaid  dividends have been paid to the holders of the  outstanding  capital  stock  ranking  senior to the  common  stock as to dividends; (ii) are entitled to share ratably in all of our assets available for distribution  to the holders of common stock upon  liquidation,  dissolution  or winding up of our affairs;  and (iii) do not have  preemptive,  subscription  or conversion  rights,  and there are no redemption  or sinking fund  provisions or rights.

            Our common  stock is  admitted  for  trading on the OTCBB  under the symbol "WTER.OB".

            The  transfer   agent  and   registrar   for  our  common  stock  is
Computershare Investor Services.

DESCRIPTION OF WARRANTS

            The Company issued  1,666,667  Series D warrants in 1997 to purchase common  stock  that are  exercisable  at $0.15  per  share.  The  warrants  were originally  to expire on March 27, 2002,  but the exercise  period was initially extended to March 27, 2004,  and was extended  again in March 2004 to the end of the twelve-month period immediately  following the registration of the shares of common stock  underlying the warrants  pursuant to the court actions  brought by certain  12%  subordinated  debenture  holders.  The  warrants  are  subject  to
adjustment  in  certain  circumstances,   including  stock  splits,   dividends,
recapitalizations  and issuances of common stock or securities  convertible into common  stock.  The  warrants  do not confer upon the holder any voting or other rights of a stockholder.

SERIES C CONVERTIBLE PREFERRED STOCK

            The   Certificate  of  Designation  for  the  Series  C  convertible preferred stock provides that no shares of Series C convertible  preferred stock may be  converted  until the later of (a)  shareholder  approval of the proposed increase in the authorized common stock of the Company,  and the availability of a sufficient  number of authorized but unissued  shares of common stock to allow for conversion,  and (b) a date 120 days following the date of issuance thereof, following  which later date such shares may be  converted,  at the option of the holder,  into the Company's common stock at the conversion rate of one (1) share of Series C convertible preferred stock for 33.33 shares of the Company's common stock.  These shares became convertible into shares of Water Chef's common stock in June 2004 when  stockholders of the  corporation  approved an increase in the authorized  capital  stock of the  corporation.  All  dividends  on the Series C convertible  preferred  stock are  cumulative  and are  payable in shares of the
Company's common stock valued at the then-current market price per share, at the earlier maturity or conversion.  The Series C convertible preferred stockholders have voting  rights equal to the common  stockholders.  The Series C convertible preferred  stock  has no  stated  rights  in the  assets  of  the  Company  upon liquidation.

RIGHT TO ACQUIRE COMMON STOCK

            Due to the price of our common stock at the time, certain purchasers of our Series C  convertible  preferred  stock  received,  as an  inducement  to purchase such Series C convertible  preferred  stock,  rights to acquire  common stock that are only  exercisable  upon  conversion  of their  shares of Series C

                                       33

convertible  preferred  stock.  These  rights to  acquire  common  stock have no additional voting rights other than the voting rights of underlying common stock upon  exercise.  The rights to acquire common stock have no stated rights in the assets of the Company upon liquidation.

SERIES F CONVERTIBLE PREFERRED STOCK

            The   Certificate  of  Designation  for  the  Series  F  convertible preferred stock provides that no shares of Series F convertible  preferred stock may be  converted  until the later of (a)  shareholder  approval of the proposed increase in the authorized common stock of the Company, and sufficient number of shares of  authorized  but  unissued  shares of common stock are  available  for conversion,  or (b) a date 120 days  following  the  date of  issuance  thereof, following  which later date such shares may be  converted,  at the option of the holder,  into the Company's common stock at the conversion rate of one (1) share of Series F convertible  preferred  stock for 40 shares of the Company's  common stock.  These shares became convertible into shares of Water Chef's common stock in June 2004 when  stockholders of the  corporation  approved an increase in the authorized  capital  stock of the  corporation.  All  dividends  on the Series F convertible  preferred  stock are  cumulative  and are  payable in shares of the
Company's common stock valued at the then current market price per share, at the
earlier  of  maturity  or  conversion.   The  Series  F  convertible   preferred
stockholders have voting rights equal to the common  stockholders.  The Series F convertible  preferred  stock has no stated  rights in the assets of the company upon liquidation.

DELAWARE  ANTI-TAKEOVER  LAW AND PROVISIONS OF OUR CERTIFICATE OF  INCORPORATION
AND BYLAWS

      DELAWARE ANTI-TAKEOVER LAW

            We are subject to Section 203 of the  Delaware  General  Corporation
Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business  combination"  with an "interested  stockholder"  for a period of three  years  after the date of the  transaction  in which the person  became an interested stockholder, unless:

            o   prior to the date of the transaction,  the Board of Directors of the corporation  approved either the business combination or the transaction  which  resulted  in  the  stockholder  becoming  an interested stockholder;

            o   the  interested  stockholder  owned at least  85% of the  voting stock of the corporation outstanding at the time the transaction commenced,  excluding for purposes of determining  the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee  stock plans in  which  employee  participants  do  not  have  the  right  to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

            o   on or  subsequent to the date of the  transaction,  the business combination is approved by the board and authorized at an annual or special meeting of stockholders,  and not by written consent, by the  affirmative  vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

            Section 203 defines a business combination to include:

            o   any merger or  consolidation  involving the  corporation and the interested stockholder;

            o   any sale,  transfer,  pledge or other disposition  involving the interested  stockholder  of 10% or  more  of the  assets  of the corporation;

            o   subject  to  exceptions,  any  transaction  that  results in the issuance  or  transfer  by the  corporation  of any stock of the corporation to the interested stockholder; or

            o   the receipt by the interested  stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

                                       34

            In general,  Section 203 defines an  interested  stockholder  as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling,  or controlled  by,  the entity or person.  The term  "owner" is broadly  defined to include any person that, individually,  with or through that person's affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any  agreement or  understanding  or upon the exercise of warrants or options or
otherwise  or  has  the  right  to  vote  the  stock  under  any   agreement  or
understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of  acquiring,  holding,  voting or  disposing  of the stock.

            The  restrictions in Section 203 do not apply to  corporations  that have  elected,  in the  manner  provided  in Section  203,  not to be subject to
Section 203 of the Delaware General Corporation Law or, with certain exceptions, which  do not  have a class  of  voting  stock  that  is  listed  on a  national securities  exchange or  authorized  for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and amended and restated bylaws do not opt out of Section 203.

            Section  203 could delay or  prohibit  mergers or other  takeover or change in control attempts with respect to us and,  accordingly,  may discourage attempts to acquire us even though such a transaction may offer our stockholders the  opportunity  to sell their  stock at a price  above the  prevailing  market price.

      CERTIFICATE OF INCORPORATION AND BYLAWS

            Provisions  of our  certificate  of  incorporation  and  amended and restated  bylaws may delay or  discourage  transactions  involving  an actual or potential  change  in  our  control  or  change  in  our  management,  including transactions in which  stockholders  might otherwise receive a premium for their shares,  or  transactions  that our  stockholders  might otherwise deem to be in their best interests.  Therefore,  these  provisions  could adversely affect the price of our common  stock.  Among other  things,  our restated  certificate  of incorporation and amended and restated bylaws:

            o   provide that the  authorized  number of directors may be changed only by resolution of the board of directors;

            o   provide   that   all   vacancies,    including   newly   created
                directorships,  may,  except as  otherwise  required  by law, be filled by the  affirmative  vote of a majority of directors then in office, even if less than a quorum; and

            o   do not provide for cumulative voting rights (therefore  allowing the holders of a majority of the shares of common stock entitled to  vote  in any  election  of  directors  to  elect  all of the directors standing for election, if they should so choose).

                                  LEGAL MATTERS

            The validity of the securities offered under this prospectus will be passed upon for us by Olshan Grundman Frome  Rosenzweig & Wolosky LLP, New York,
New York.

                                     EXPERTS

            Our financial  statements as of December 31, 2004,  and for the year ended  December  31, 2004  included  in this  registration  statement  have been audited by Marcum & Kliegman LLP, an independent  registered  public  accounting firm, as stated in its report, appearing in this registration statement and have been so  included  in  reliance  upon the  report  of such firm  given  upon its authority as experts in accounting and auditing.

                                       35

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

            Effective  April 25, 2003,  Water Chef  dismissed  Grassi & Co. CPAs
P.C.  ("Grassi")  as the  Company's  independent  accountants,  which action was approved by the Audit Committee of the Company's Board of Directors on April 25,
2003.

            Feldman, Sherb & Co., P.C., a professional  corporation of certified public  accountants  ("Feldman") was the  independent  accounting firm for Water
Chef for the year ended December 31, 2001 and through the period April 17, 2002.
Feldman was merged  into  Grassi on April 17, 2002 with Grassi as the  successor firm.

            Except as  described  in the  following  sentence,  the  reports  of
Feldman  and/or Grassi on the  financial  statements of Water Chef for either of the two  fiscal  years  prior to the  dismissal  of Grassi did not  contain  any adverse  opinion or  disclaimer of opinion and were not qualified or modified as to  uncertainty,  audit scope or accounting  principles.  The report of Feldman, prior to their merger into Grassi, on the financial statements of Water Chef for the fiscal year ended December 31, 2001 does, however,  contain an expression of substantial doubt regarding Water Chef's ability to continue as a going concern.

            In  addition,  during  Water Chef's two fiscal years and the interim period prior to the dismissal of Grassi,  there was no disagreement with Feldman and/or  Grassi on any matter of accounting  principles  or practices,  financial statement disclosure, or auditing scope or procedure.

            On April 25, 2003,  Marcum & Kliegman LLP  ("MKLLP")  was engaged as the Company's new  independent  accountants,  commencing  with the audit for the year ending  December 31, 2002.  During the two most recent fiscal years and the interim period  preceding the engagement of MKLLP,  Water Chef has not consulted with MKLLP regarding either:  (i) the application of accounting  principles to a specified transaction, either completed or proposed or the type of audit opinion that  might be  rendered  on Water  Chef's  financial  statements,  and either a written  report or oral  advice was  provided to the Company by MKLLP that MKLLP has  concluded was an important  factor  considered by the Company in reaching a decision as to the accounting,  auditing,  or financial reporting issue; or (ii)
any matter that was either the subject of a  "disagreement"  or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item
304(a)(1)(iv)  of Regulations  S-B and S-K and the related  instructions to Item
304 of Regulations S-B and S-K.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document that we file at the Public  Reference  Room of the  Securities and Exchange  Commission at 450 Fifth Street NW Washington,  D.C. 20549. You may
obtain  information on the operation of the Public Reference Room by calling the
Securities  and  Exchange  Commission  at  1-800-SEC-0330.   In  addition,   the
Securities   and   Exchange   Commission   maintains   an   Internet   site   at
http://www.sec.gov  from which interested persons can access the reports,  proxy and information  statements and other  information that we  electronically  file with the Securities and Exchange Commission.

            You may  obtain a copy of these  filings  at no cost,  by writing or telephoning us at the following:

                                Water Chef, Inc.
                          Attention: Investor Relations
                         1007 Glen Cove Avenue, Suite 1
                            Glen Head, New York 11545
                               Tel: (845) 794-4100
                                www.WaterChef.net

                                       36

                INDEX TO FINANCIAL STATEMENTS OF WATER CHEF, INC.

Report of Marcum & Kliegman LLP, Independent Registered Public Accounting Firm.....         F-2
Balance Sheet as of December 31, 2004..............................................         F-3
Statements of Operations for the years ended December 31, 2004 and 2003 and for
   the period January 1, 2002 to December 31, 2004.................................         F-4
Statements of Changes in stockholders deficiency for the years ended December
   31, 2004, 2003 and 2002.........................................................       F-5-6
Statements of Cash Flows for the years ended December 31, 2004 and 2003 and for
   the period January 1, 2002 to December 31, 2004.................................         F-7
Notes to Financial Statements .....................................................         F-8

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Water Chef, Inc. Glen Head, New York

We have  audited  the  accompanying  balance  sheet  of  Water  Chef,  Inc.,  (a development  stage company  commencing  January 1, 2002) as of December 31, 2004 and the related  statements of  operations,  stockholders'  deficiency  and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the  responsibility of the Company's  management.  Our  responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements  are free of material  misstatement.  The Company is not  required to have,  nor were we engaged to perform,  an audit of its  internal  control  over financial reporting.  Our audits included consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in the  circumstances,  but not for the  purpose of  expressing  an opinion on the  effectiveness  of the Company's  internal control over financial reporting.  Accordingly,  we express  no such  opinion.  An audit also  includes examining on a test basis,  evidence  supporting the amounts and  disclosures in
the  financial   statements,   assessing  the  accounting  principles  used  and
significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial  position  of  Water  Chef,  Inc.,  (a
development  stage company  commencing  January 1, 2002) as of December 31, 2004 and the  results  of its  operations  and its cash  flows  for the  years  ended
December 31, 2004 and 2003 in conformity  with accounting  principles  generally accepted in the United States of America.

The accompanying  financial  statements have been prepared  assuming the Company will  continue as a going  concern.  As discussed in Note 2(a) to the  financial statements,  the Company has suffered  recurring losses, and has working capital and stockholders' deficiencies,  which raise substantial doubt about its ability to continue as a going  concern.  Management's  plans in regard to these matters are also  described in Note 2(a).  The  financial  statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/  Marcum & Kliegman LLP
                                        -----------------------------
                                        Marcum & Kliegman LLP

                                        NEW YORK, NEW YORK
                                        MARCH 11, 2005

                                      F-2

                                 WATER CHEF INC.
            (A Development Stage Company Commencing January 1, 2002)
                                  BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS

CURRENT ASSETS:

    Cash                                                     $     81,732
    Prepaid expenses                                               17,113
    Subscriptions receivable                                       20,000
                                                             ------------
       TOTAL CURRENT ASSETS                                       118,845

    PATENTS AND TRADEMARKS (net of
    accumulated amortization of $6,944)                            19,111

    Other assets                                                    3,162
                                                             ------------
TOTAL ASSETS                                                 $    141,118
                                                             ============

   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

    Accounts payable (including related party of $9,375)     $    222,066
    Accrued expenses and other current liabilities              1,112,612
    Notes payable (including accrued interest of $499,455)      1,182,677
    Accrued dividends payable                                      81,034
    Customer deposit                                               70,000
                                                             ------------
       TOTAL CURRENT LIABILITIES                                2,668,389

LONG-TERM LIABILITIES:
    Loans payable to stockholder (including accrued
    interest of $105,221)                                         478,002
                                                             ------------
TOTAL LIABILITIES                                               3,146,391
                                                             ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:

Preferred stock, $.001 par value;
    10,000,000 shares authorized;
    614,413 shares issued and outstanding,
    (liquidation preference $1,516,000)                               615

Common stock, $.001 par value;
    190,000,000 shares authorized;
    155,885,729 shares issued;
    155,881,329 shares outstanding                                155,886
Additional paid-in capital                                     20,258,617
Treasury stock, 4,400 common shares, at cost                 (5,768)
Accumulated deficit through December 31, 2001                (14,531,596)
Deficit accumulated during development stage                 (8,883,027)
                                                             ------------
       TOTAL STOCKHOLDERS' DEFICIENCY                        (3,005,273)
                                                             ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY        $    141,118
                                                             ============

See notes to financial statements.

                                      F-3

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)
                            STATEMENTS OF OPERATIONS

                                                                                      For the Period
                                                        Year Ended December 31,       January 1, 2002
                                                    -------------------------------    to December 31,
                                                        2004              2003              2004
                                                    -------------     -------------     -------------
Sales                                               $      56,290     $        -        $      96,290
                                                    -------------     -------------     -------------
Costs and Expenses:
   Cost of sales                                           62,250            88,000           396,680
   Selling, general and administrative                  1,296,265           817,625         2,903,010
   Non-dilution agreement termination costs              (223,858)        2,477,376         2,462,453
   Interest expense (including interest
     expense for related party of $23,868
     in both years and $71,604 for the period
     January 1, 2002 to December 31, 2004)                150,228           152,478           481,817
   Loss on settlement of debt                           2,407,867              -            2,614,017
   Stock appreciation rights                              121,340              -              121,340
                                                    -------------     -------------     -------------
                                                        3,814,092         3,535,479         8,979,317
                                                    -------------     -------------     -------------
Net loss                                            (3,757,802)    (3,535,479)    (8,883,027)

Deemed dividend on preferred stock                  (2,072,296)             -        (2,072,296)

Preferred stock dividends                           (134,366)    (152,876)    (400,230)
                                                    -------------     -------------     -------------
                                                    (2,206,662)    (152,876)    (2,472,526)
Net loss applicable to
   common stock                                     $(5,964,464)    $(3,688,355)    $(11,355,553)
                                                    =============     =============     =============

Basic and Diluted Loss Per Common Share:            $ (0.05)     $(0.04)
                                                    =============     =============
Weighted Average Common Shares Outstanding -
   Basic and Diluted                                  121,549,857        89,559,886
                                                    =============     =============

                                  See notes to financial statements.

                                      F-4

                                                          WATER CHEF, INC.
                                            (A Development Stage Company January 1, 2002)
                                                STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                              Preferred Stock                   Common Stock           Additional
                                                        ----------------------------    ---------------------------     Paid-in
                                                           Shares          Amount          Shares         Amount        Capital
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - JANUARY 1, 2002                                    145,500    $        146      86,614,286   $     86,614   $ 12,339,469
  Extension of life of warrants                                 --              --              --             --          111,000
  Proceeds from sale preferred stock
    ($1.00 Per share)                                        125,000             125            --             --          117,375
  Proceeds from sale of common stock
    ($0.025 Per share)                                          --              --         2,500,000          2,500         97,500
  Common stock issued for services
    ($0.08 Per share)                                           --              --           450,000            450         35,550
  Collection of subscription receivable                         --              --              --             --             --
  Net Loss                                                      --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2002                                  270,500    $        271      89,564,286   $     89,564   $ 12,700,894
  Proceeds from sale of preferred stock
March 31, 2003
    ($1.00-$2.00 Per share)                                   62,500              63            --             --           74,937
June 30, 2003
    ($0.50 Per share)                                         75,000              75            --             --           37,425
September 30, 2003
    ($1.00-$2.40 per share)                                  163,281             163            --          228,346
December 31, 2003
    ($1.33-$2.80 Per share)                                  145,450             145            --             --          258,717
  Preferred stock issued for services
March 31, 2003
    ($1.00 Per share)                                         30,000              30            --             --           29,970
June 30, 2003
    ($1.00 Per share)                                         51,250              51            --             --           51,199
September 30, 2003
    ($1.00 per share)                                         67,035              67            --           66,968
December 31, 2003
    ($1.88-$4.00 Per share)                                   22,150              22            --             --           65,378
Collection of subscription receivable                           --              --              --             --             --
Write-off of subscription receivable                            --              --              --             --             --
Net Loss                                                        --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2003                                  887,166    $        887      89,564,286   $     89,564   $ 13,513,834
  Proceeds from sale of preferred stock
March 31, 2004
    ($2.40-$4.80 Per share)                                  130,077             130            --             --          400,126
June 30, 2004
    ($0.80 Per share)                                         15,625              16            --             --           12,484
  Preferred stock issued for services
March 31, 2004
    ($2.00-$4.80 Per share)                                   49,433              49            --             --          158,483
     Proceeds from sale of common stock
September 30,2004
    ($0.03-$0.15 per share)                                     --              --         2,541,595          2,541        205,059
December 31, 2004
    ($0.05-$0.10 Per share)                                     --              --         2,487,500          2,488        187,512
      Common stock issued for services
March 31, 2004
    ($0.05 Per share)                                           --              --           477,133            477         23,380
September 30,2004
    ($0.05-$0.15 per share)                                     --              --         1,857,800          1,858        126,792
December 31, 2004
    ($0.08-$0.10 Per share)                                     --              --           532,500            533         40,968
  Preferred stock dividend                                      --              --              --             --          (81,034)
  Common stock issued for satisfaction of liabilities
  June 30, 2004
    ($0.15 Per share)                                           --              --        37,786,629         37,787      5,635,934
December 31, 2004
    ($0.134 Per share)                                          --              --           411,100            411         54,839
  Preferred stock converted to common stock
June 30, 2004                                               (133,250)           (133)      5,108,332          5,108         (4,975)
September 30, 2004                                          (269,263)           (269)     12,103,854         12,104        (11,835)
December 31, 2004                                            (65,375)            (65)      3,015,000          3,015         (2,950)

  Net loss                                                      --              --              --             --             --
                                                        ------------    ------------    ------------   ------------   ------------
BALANCE - DECEMBER 31, 2004                                  614,413    $        615     155,885,729   $    155,886   $ 20,258,617
                                                        ============    ============    ============   ============   ============

                                                 See notes to financial statements.

                                                                F-5

                                                          WATER CHEF, INC.
                                      (A Development Stage Company Commencing January 1, 2002)
                                                STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                                                      Accumulated      Deficit
                                                                                        Deficit       Accumulated
                                                         Stock                          Through         During           Total
                                                      Subscription      Treasury        December      Development     Stockholders'
                                                       Receivable         Stock         31, 2001         Stage         Deficiency
-continued-                                           ------------    ------------    ------------    ------------    ------------
BALANCE - JANUARY 1, 2002                                  (67,500)         (5,768)    (14,531,596)           --        (2,178,635)
  Extension of life of warrants                               --              --              --              --           111,000
  Proceeds from sale preferred stock
    ($1.00 Per share)                                         --              --              --              --           117,500
  Proceeds from sale of common stock
    ($0.025 Per share)                                        --              --              --              --           100,000
  Common stock issued for services
    ($0.08 Per share)                                         --              --              --              --            36,000
  Collection of subscription receivable                     30,200            --              --              --            30,200
  Net Loss                                                    --              --              --        (1,589,746)     (1,589,746)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2002                                (37,300)         (5,768)    (14,531,596)     (1,589,746)     (3,373,681)
  Proceeds from sale of preferred stock
March 31, 2003
    ($1.00-$2.00 Per share)                                   --              --              --              --            75,000
June 30, 2003
    ($0.50 Per share)                                         --              --              --              --            37,500
September 30, 2003
    ($1.00-$2.40 per share)                                   --              --              --              --           228,509
December 31, 2003
    ($1.33-$2.80 Per share)                                   --              --              --              --           258,862
  Preferred stock issued for services
March 31, 2003
    ($1.00 Per share)                                         --              --              --              --            30,000
June 30, 2003
    ($1.00 Per share)                                         --              --              --              --            51,250
September 30, 2003
    ($1.00 per share)                                         --              --              --            67,035
December 31, 2003
    ($1.88-$4.00 Per share)                                   --              --              --              --            65,400
Collection of subscription receivable                       15,500            --              --              --            15,500
Write-off of subscription receivable                        21,800            --              --              --            21,800
Net Loss                                                      --              --              --        (3,535,479)     (3,535,479)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2003                                   --            (5,768)   (14,531,596)   (5,125,225)     (6,058,304)
  Proceeds from sale of preferred stock
March 31, 2004
    ($2.40-$4.80 Per share)                                   --              --              --              --           400,256
June 30, 2004
    ($0.80 Per share)                                         --              --              --              --            12,500
  Preferred stock issued for services
March 31, 2004
    ($2.00-$4.80 Per share)                                   --              --              --              --           158,532
  Proceeds from sale of common stock
September 30,2004
    ($0.03-$0.15 per share)                                   --              --              --              --           207,600
December 31, 2004
    ($0.05-$0.10 Per share)                                   --              --              --              --           190,000
  Common stock issued for services
March 31, 2004
    ($0.05 Per share)                                         --              --              --              --            23,857
September 30,2004
    ($0.05-$0.15 per share)                                   --              --              --              --           128,650
December 31, 2004
    ($0.08-$0.10 Per share)                                   --              --              --              --            41,501
    Preferred stock dividend                                  --              --              --              --           (81,034)
Common stock issued for satisfaction of liabilities
June 30, 2004
    ($0.15 Per share)                                         --              --              --              --         5,673,721
December 31, 2004
    ($0.134 Per share)                                        --              --              --              --            55,250
  Preferred stock converted to common stock
June 30, 2004                                                 --              --              --              --              --
September 30, 2004                                            --              --              --              --              --
December 31, 2004                                             --              --              --              --              --
  Net loss                                                    --              --              --        (3,757,802)     (3,757,802)
                                                      ------------    ------------    ------------    ------------    ------------
BALANCE - DECEMBER 31, 2004                                   --      $     (5,768)   $(14,531,596)   $ (8,883,027)   $ (3,005,273)
                                                      ============    ============    ============    ============    ============

                                                 See notes to financial statements.

                                                                F-6

                                               WATER CHEF INC.
                          (A Development Stage Company Commencing January 1, 2002)

                                          STATEMENTS OF CASH FLOWS

                                                                                         For the period
                                                               Years Ended December 31,  January 1, 2002
                                                             --------------------------   to December 31,
                                                                2004           2003           2004
                                                             -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $(3,757,802)   $(3,535,479)   $(8,883,027)
    Adjustments to reconcile net loss to
     net cash used in operating activities
       Amortization of patents                                     1,855          1,854          5,562
       Non-cash compensation                                     473,878        213,685        723,563
       Loss on settlement of debt                              2,407,867           --        2,614,017
       Non-dilution agreement termination cost                  (223,858)     2,477,376      2,462,453
       Inventory reserve                                            --             --          159,250
       Write-off of stock subscription receivable                   --           21,800         21,800
          Change in assets and liabilities
     Inventory                                                    26,500           --             --
     Prepaid expenses and other current assets               (5,893)       (11,220)        39,387
     Accounts payable, accrued expenses, accrued dividends
     and customer deposits                                       265,998        296,686      1,049,789
                                                             -----------    -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                           (811,455)   (535,298)    (1,807,206)
                                                             -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Reduction of stock subscription receivable                        --           15,500         45,700
  Proceeds from sale of preferred stock                          412,756        599,871      1,130,127
  Proceeds from sale of common stock                             377,600           --          477,600
  Proceeds from sale of common stock to be issued                   --             --          200,000
                                                             -----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        790,356        615,371      1,853,427
                                                             -----------    -----------    -----------

NET(DECREASE)INCREASE IN CASH                                    (21,099)        80,073         46,221

CASH AT BEGINNING OF YEAR                                        102,831         22,758         35,511
                                                             -----------    -----------    -----------
CASH AT END OF YEAR                                          $    81,732    $   102,831    $    81,732
                                                             ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                 $    20,000    $     2,250    $    20,250
                                                             ===========    ===========    ===========
    Income taxes                                             $      --      $      --      $      --
                                                             ===========    ===========    ===========
NON-CASH FINANCING ACTIVITIES

COMPENSATION SATISFIED BY ISSUANCE OF COMMON STOCK           $    55,250    $      --      $    55,250
                                                             ===========    ===========    ===========
COMMON STOCK ISSUED IN SATISFACTION OF LIABILITIES           $ 5,673,721    $      --      $ 5,673,721
                                                             ===========    ===========    ===========

                                     See notes to financial statements.

                                                    F-7

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

Water Chef, Inc. (the "Company"), is a Delaware Corporation currently engaged in the design,  marketing and sale of water dispensers and  purification  equipment both in and outside the United States.

2. BASIS OF PRESENTATION AND ACCOUNTING POLICIES

a. Basis of Presentation

The Company discontinued its water cooler and filtration  operations in November
2001. As a result,  the Company has refocused its efforts on raising capital and developing  markets for its  proprietary  technology.  Therefore,  for financial purposes,  the Company has determined  that it has  re-entered  the  development stage  commencing  January 1, 2002.  The  Company's  statements  of  operations, stockholders'  deficiency  and cash flows for the year ended  December  31, 2004 represent the cumulative,  from inception information,  required by Statement of
Financial Accounting Standards ("SFAS") No. 7, "Development Stage Enterprises".

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue as a going  concern.  The Company  incurred  losses from operations of $3,757,802  and  $3,535,479  for the years ended December 31, 2004 and 2003,  respectively.  Additionally,  the  Company  has  working  capital and
stockholders'   deficiencies  of  approximately  $2,550,000  and  $3,005,000  at
December 31, 2004. These conditions raise  substantial doubt about the Company's ability to continue as a going concern.

Management's  plans with  respect to these  matters  include  restructuring  its existing debt and raising  additional  capital through future issuances of stock
and/or  debt.  The  accompanying   financial   statements  do  not  include  any
adjustments  that might be necessary should the Company be unable to continue as a going concern.

b. Patents and Trademarks - Patents and trademarks are amortized  ratably over 9 to 14 years.

c.  Stock-Based  Compensation  - In December 2002, the FASB issued SFAS No. 148,
"Accounting  for  Stock-Based  Compensation  -  Transition  and  Disclosure - an
amendment  of FASB  Statement  No.  123."  SFAS No.  148  amends  SFAS No.  123,
"Accounting for Stock-Based  Compensation,"  to provide  alternative  methods of transition  for a voluntary  change to the fair value based method of accounting for  stock-based  employee  compensation.  In addition,  SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and  interim  financial  statements  about the method of  accounting  for stock-based employee  compensation and the effect of the method used on reported results.  The  disclosure  requirements  apply to all companies for fiscal years ending  after  December  15,  2002.  The  Company  will  continue to account for stock-based compensation according to APB Opinion No. 25.

The following table summarizes relevant information as to reported results under the  Company's  intrinsic  value method of  accounting  for stock  awards,  with supplemental  information as if the fair value recognition  provision of FAS 123 had been applied for the following  periods ended  December 31, 2004 and 2003 as follows:

                                      F-8

                                                Years ended December 31,
                                                 2004            2003
                                            -------------    -------------

Net loss applicable to common stock         $ (5,964,469)   $ (3,535,479)
Add: Stock -based employee
  compensation expense included in
  reported net loss                               121,340             --
Less: Stock-based employee
  compensation cost, net of tax effect
  under fair value method                        (291,210)            --
                                            -------------    -------------
Pro-forma net loss under fair
  value accounting                          $ (6,134,339)   $ (3,535,479)
                                            =============    =============

Loss per share - basic and diluted
  as reported                               $       (0.05)   $       (0.04)
                                            =============    =============

Pro-forma loss per share -
  basic and diluted                         $       (0.05)   $       (0.04)
                                            =============    =============

d. Revenue Recognition - Revenues are recognized when product is shipped,  title passes and  collectibility is reasonably  assured.  Allowances for estimated bad debts, sales allowance and discounts are provided when such sales are recorded.

e. Income Taxes - Income taxes are accounted for under SFAS No. 109, "Accounting for Income  Taxes",  which is an asset and liability  approach that requires the recognition of deferred tax assets and  liabilities  for the expected future tax consequences  of events that have been  recognized  in the  Company's  financial statements or tax returns.  Valuation  allowances are established when necessary to reduce deferred assets to the amounts expected to be realized.

f. Loss Per Share - Basic loss per share was computed using the weighted average number of outstanding common shares.  Diluted loss per share includes the effect of dilutive  common  stock  equivalents  from the  assumed  exercise of options, warrants and convertible preferred stock. Common stock equivalents were excluded in the  computation  of diluted  loss per share since their  inclusion  would be anti-dilutive.  Total shares issuable upon the exercise of options, warrants and the  conversion  of  preferred  stock for the years ended  December 31, 2004 and
2003, were 34,230,804 and 35,382,471, respectively.

g. Use of Estimates - The preparation of financial statements in conformity with accounting  principles  generally  accepted  in the  United  States  of  America requires  management to make estimates and assumptions  that affect the reported amounts  of assets and  liabilities  and  disclosure  of  contingent  assets and liabilities  at the date of the financial  statements  and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                      F-9

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

h. Fair Value of Financial  Instruments - The carrying  amounts of the financial instruments  reported in the balance sheet  approximate  their fair market value due to the short-term maturity of these instruments.

i. Impairment of Long-Lived  Assets - In the event that facts and  circumstances indicate  that  the  cost  of  an  asset  may  be  impaired,  an  evaluation  of recoverability would be performed.  If an evaluation is required,  the estimated future  undiscounted  cash flows  associated with the asset would be compared to the asset's  carrying  amount to determine  if a  write-down  to market value is required.

j.  Research  and  Development  -  Research  and  development  cost  consist  of expenditures  incurred during the course of planned  research and  investigation aimed at the discovery of new knowledge,  which will be useful in developing new products or processes.  The Company expenses all research and development  costs as incurred.  There were no research and development  expenses  incurred in year
2004 and 2003.

k.  Recent  Accounting  Pronouncements  In January  2003,  Financial  Accounting
Standards Board ("FASB") issued FASB  Interpretation  No. 46,  "Consolidation of
Variable  Interest  Entities"  ("FIN 46").  This  interpretation  of  Accounting
Research Bulletin No. 51, "Consolidated Financial Statements," provides guidance for  identifying a controlling  interest in a variable  interest  entity ("VIE")
established  by  means  other  than  voting  interest.   FIN  46  also  required
consolidation of a VIE by an enterprise that holds such controlling interest. In
December  2003,  the FASB  completed  its  deliberations  regarding the proposed
modifications   to  FIN  No.,   46  and  issued   Interpretation   Number   46R,
"Consolidation  of Variable  Interest  Entities - an  Interpretation  of ARB 51"
("FIN No. 46R"). The decisions reached included a deferral of the effective date and  provisions for  additional  scope  exceptions for certain types of variable interests.  Application  of FIN No. 46R is required in financial  statements  of public  entities  that have  interests  in VIEs,  or  potential  VIEs,  commonly referred to as  special-purpose  entities for periods  ending after December 15,
2003.  Application by public small business issuers' entities is required in all interim and annual  financial  statements  for periods ending after December 15,
2004.

The  adoption  of this  pronouncement  did not  have a  material  effect  on the
Company's financial statements.

In December 2004,  the FASB issued  Statement of Financial  Accounting  Standard
("SFAS") No. 123R,  "Share Based  Payment." This statement is a revision of SFAS
Statement No. 123, "Accounting for Stock-Based  Compensation" and supersedes APB
Opinion  No. 25,  Accounting  for Stock  Issued to  Employees,  and its  related implementation  guidance.  SFAS 123R  addresses all forms of share based payment
("SBP") awards  including  shares issued under  employee  stock purchase  plans, stock options,  restricted stock and stock appreciation rights. Under SFAS 123R,
SBP awards  result in a cost that will be  measured at fair value on the awards'
grant date,  based on the estimated  number of awards that are expected to vest.
This  statement is effective  for public  entities  that file as small  business issuers - as of the  beginning of the first interim or annual  reporting  period that begins after December 15, 2005.

The adoption of this  pronouncement is not expected to have a material effect on the Company's financial statements.

                                      F-10

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

In December 2004,  the FASB issued  Statement of Financial  Accounting  Standard
("SFAS") No. 153,  "Exchanges of  Nonmonetary  Assets".  This  Statement  amends
Opinion 29 to  eliminate  the  exception  for  nonmonetary  exchanges of similar productive  assets and  replaces it with a general  exception  for  exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial  substance if the future cash flows of the entity are expected to change  significantly  as a  result  of the  exchange.  The  provisions  of this
Statement are  effective for  nonmonetary  asset  exchanges  occurring in fiscal periods  beginning  after June 15, 2005.  Earlier  application  is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December
16, 2004. The provisions of this Statement should be applied prospectively.

The adoption of this  pronouncement is not expected to have a material effect on the Company's financial statements.

Emerging  Issue  Task Force  (EITF)  Issue  04-8,  "The  Effect of  Contingently
Convertible  Instruments  on Diluted  Earnings  per Share."  The EITF  reached a consensus  that  contingently  convertible  instruments,  such  as  contingently convertible  debt,  contingently  convertible  preferred  stock,  and other such securities,  should be  included  in diluted  earnings  per share (if  dilutive)
regardless  of whether the market price  trigger has been met. The  consensus is effective for reporting periods ending after December 15, 2004.

The  adoption  of this  pronouncement  did not  have a  material  effect  on the
Company's financial statements.

3. NOTES PAYABLE

Notes payable at December 31, 2004 consist of the following:

                             (a)               166,756
                             (b)               750,533
                             (c)               265,388
                                        --------------

                             Total      $    1,182,677

(a) Loans payable - other:  These are unsecured notes bearing  interest  ranging from 10% to 15% per annum,  with no specific due date for  repayment.  An amount due on these notes,  inclusive  of $83,535 in interest is $166,756,  at December
31, 2004. No demands for repayment have been made by the note holder.

(b) In April 2001, the Company issued a $400,000  promissory note at an interest rate of 2% per month. In  consideration  for the issuance of this note,  500,000 shares of the  Company's  common  stock  were  issued to the note  holder  and a
$74,000  debt  discount  was  recorded  and fully  amortized  in the year  ended
December 31, 2001.  The principal  balance and accrued  interest were payable on
September  1, 2001.  The Company did not make such  payment and was  required to issue an  additional  100,000  penalty  shares of its  common  stock to the note holder. The Company recorded  additional  interest expense of $12,300 related to the issuance of these penalty shares. The amount due on this note,  inclusive of
$350,533 in interest, is $750,533 at December 31, 2004. No demands for repayment have been made by the note holder.

(c) In November 2000,  the Company  entered into a Convertible  Promissory  Note agreement,  whereby  the  Company  may be  advanced a maximum of  $300,000.  The
Company was  advanced  the  following:  $100,000 in  November  2000,  $50,000 in
December 2000 and $50,000 in January 2001. No further cash advances were made to the Company.  The  Convertible  Promissory  Note  agreement  also called for the payment of $100,000 of Company  expenses.  The advances bear interest at 10% per annum and were to have  been  repaid  as of  January  15,  2002.  A  maximum  of
6,000,000  shares could have been issued upon  conversion  had the full $300,000 been  advanced.  As of December  31, 2004,  the Company  owed  $265,388 on these advances,  inclusive of $65,388 in interest. The Company and the note holder, by mutual  consent,  had  agreed to extend  the due date of the note to May 1, 2002 which has not been further extended.  All other terms and provisions of the note are unchanged.  In May 2003,  these note holders entered a judgment  against the
Company for the  principal  sum of $200,000  plus  interest.  During  2004,  the
Company paid $20,000 of accrued interest on these notes.

                                      F-11

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

4. LOANS PAYABLE - STOCKHOLDER

At December 31, 2004,  the Company is obligated to its Chief  Executive  Officer who is also a significant stockholder for loans and advances made to the Company totaling $372,781,  plus accrued interest of $105,221.  These advances have been accruing  interest ranging from 6% to 12% per annum. The loans have no repayment terms and the stockholder has agreed not to demand payment until July 1, 2006 at the earliest.

5. COMMON STOCK ISSUED

On June 4, 2004, the Company convened a special meeting of its common,  Series A
Preferred,   Series  C  Preferred,   Series  D  Preferred,  Series  F  Preferred
stockholders (together the "Stockholders"). The Stockholders, voting as a single class,  voted and approved a proposal to amend the Certificate of  Incorporation to increase the Company's  authorized  capital stock from 100,000,000  shares to
200,000,000  shares,  consisting  of  190,000,000  shares  of  common  stock and
10,000,000 shares of preferred stock.

During the year ended  December 31,  2004,  the Company  recorded the  following transactions:

a. Cash and Subscriptions

In 2002, The Company received $100,000 for 2,500,000 shares of its common stock.
The Company also received  $200,000 in 2002 for the issuance of 4,000,000 shares of its common stock.  These shares were issued in June 2004 upon approval of the stockholders  of the increase in the number of  authorized  common shares of the
Company.

During the year ended  December  31,  2004,  the Company  received  $377,600 for
4,229,095  shares of its common stock.  During the year ended December 31, 2004, the Company also recorded a subscription  for 400,000 shares of its common stock for $20,000. The $20,000 was received by the Company in January 2005.

b. Non-Dilution Agreement Termination Cost

In May 2002,  the Company  agreed to issue to the Company's  President and Chief
Executive  Officer,  and to related  parties of such, an aggregate of 14,923,958 shares of its common  stock in  connection  with the  voluntary  surrender  of a non-dilution  agreement  that the President had entered into with the Company in
1997.

Since the  issuance  of these  shares is subject to  stockholder  approval,  the measurement  date for purposes of valuation is established when such stockholder approval has been  obtained.  Accordingly,  the Company was  utilizing  variable accounting  to  determine  the value of these  shares.  These shares were issued during June 2004 upon approval by the stockholders of the increase in the number of authorized common shares of the Company.

                                      F-12

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

c. Services

During  2002,  the Company  agreed to issue to various  parties an  aggregate of
1,075,000  shares of its common stock for a value of $84,000 in connection  with professional  services.  These shares were issued in June 2004 upon the approval by the stockholders of the increase in the number of authorized common shares of the Company.

The Company also issued  450,000  shares of its common stock for services with a value of $36,000 in 2002.

During  2004,  the Company  issued to various  parties an aggregate of 2,867,433 shares  of  its  common  stock  for a  value  of  $194,000  in  connection  with professional services.

d. Debenture Liabilities

The Company was a defendant in an action  brought by certain  debenture  holders
(The  "Bridge  Loans") in New  Hampshire  Superior  Court  seeking  repayment of
$300,000 of  debenture  principal  together  with  interest  from 1997,  and the issuance  of  penalty  shares for non  payment of  principal  and  interest.  In addition,  the plaintiff's claim that they had suffered by the Company's failure to register the shares issued under the warrant agreement.

The  Company  had  interposed  defenses  and  counterclaims.  In June  1997,  in connection  with the  debentures,  the Company had issued 6,667 shares of common stock  for  every  $1,000 of debt at a price of $0.15  per  share.  The  Company claimed  that it was  owed  the  $300,000  consideration  for  such  shares.  In addition,  the Company had issued warrants for the purchase of 2,500,000  shares of common stock at an exercise price of $0.15 per share  exercisable until March
2002.

Furthermore,  the Company had issued  another  100,000 shares of common stock to each debenture holder, or 1,300,000 shares, at a price of $0.15 per share.

In 2002, the Company and the Bridge Lenders  participating  in the legal action, settled this dispute  requiring  the Company to: (i) Issue  3,000,000  shares of common stock valued at $497,500 in lieu of the  principal  and interest  owed to the debenture  holders who participated  ("participants")  in this legal action.
The Company  recorded  the  debentures  at $300,000,  plus  accrued  interest of
$39,400, for a total of $339,400. The difference between the $497,500 settlement and the $339,400, or $158,100, was recorded as a loss on settlement of debt.
(ii) Extend the warrants  attached to the  participants'  debentures for another two years  until  March  2004,  for which the  Company  has  recorded a non cash expense charge of $111,000 (iii) In 2004, in connection with the issuance of the
Bridge Lender shares,  the Company further extended the term of the warrants for twelve  months until March 2005 and recorded  $94,151 as a loss on settlement of debt in  connection  with such  warrant  extension;  and (iv) Issued  additional shares since the product of the  $497,500,  as valued for the  3,000,000  shares above,  divided by the average daily trading price for the 30 days subsequent to the  settlement,  was grater than the original  3,000,000  shares.  Due to these requirements,  the  Company  was  obligated  to issue an  additional  14,037,671 shares.  During  June 2004,  the  Company  issued the  3,000,000  shares and the additional 14,037,761 shares originally valued at $495,500. The Company recorded a loss on settlement  of debt of $2,313,716  since the total value of the shares on the date of issuance was $2,811,216.

The debenture holders that did not participate ("non-participating  debentures")
in the above legal action had total debentures of $75,000, plus accrued interest of $9,850 as of the settlement date,  totaling $84,850.  In conjunction with the above  settlement,  the  Company  settled  these  outstanding  non-participating debentures, plus accrued interest, with the issuance of 750,000 shares of common stock valued at $0.0292 per share,  or $21,900.  During 2004, the 750,000 shares were issued.

e. Conversion of preferred stock into common stock

During year ended December 31, 2004, the Company agreed to issue various parties an aggregate of  20,227,186  shares of its common stock in  connection  with the conversion  of preferred  stock,  The Company  recorded the deferred  contingent beneficial  conversion  adjustment of $2,072,296 as a deemed  dividend since the contingency was resolved in June 2004.

                                      F-13

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

f. Payroll Liability Settlement

During the year ended  December 31, 2004,  the Company  agreed to issue  411,100 shares  of  its  common  stock  in  connection  with  a  settlement  of  payroll liabilities of $55,250.

6. PREFERRED STOCK

The  Company  is  authorized  to issue  10,000,000  shares  of $.001  par  value preferred  stock,  issuable in series with rights,  preferences,  privileges and restrictions as determined by the board of directors.

At December 31, 2004, outstanding preferred shares were as follows:
                                                                                       Liquidation
                                                   Current                              Preference
                                                    Annual       Total      Dividend   (including
            Authorized     Issued        Par       Dividend     Dividend    Arrearage    dividend
              Shares       Shares       Value    Requirement   Arrearage    Per Share   arrearage)

Series A      400,000       52,500   $       53   $   52,500   $  517,600   $   9.86    $1,042,600
Series C      400,000      120,500          121         --           --                       --
Series D    2,000,000       93,000           93       55,800      473,400       5.09       473,400
Series F    1,000,000      348,413          348       26,066       82,162        .23          --
                        ----------   ----------   ----------   ----------   ----------  ----------

                           614,413   $      615   $  134,366   $1,073,162        --     $1,516,000
                        ==========   ==========   ==========   ==========   ==========  ==========

Series A:

The Series A preferred  stock provides for a 10% cumulative  dividend,  based on the $10 per share purchase price, payable annually in the Company's common stock or  cash,  at  the  Company's  option.  The  Series  A  preferred  stock  is not convertible,  and is redeemable solely at the Company's option at a price of $11 per share plus  accrued  dividends.  The Series A  preferred  stockholders  have voting rights equal to common stockholders.

In the event of the  liquidation,  dissolution  or  winding  up of the  Company, whether  voluntary or  involuntary,  holders of the Series A preferred stock are entitled to receive out of the assets of the Company the sum of $10.00 per share of Series A preferred stock then outstanding,  plus a sum equal to all dividends
(whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or  distribution,  before any payment or  distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking  junior to Series A preferred  stock as to such payment or distribution.

                                      F-14

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

Series C:

During  the  year  ended  December  31,  2002  the  Company  sold  Series  C 15%
Convertible  Preferred  stock at $1.00 per share.  These  shares  convert in one year.  All dividends are  cumulative  and are payable in shares of the Company's common  stock  valued  at the  then-current  market  price  per  share,  or upon conversion,  whichever is earlier.  The conversion rate for shares,  and accrued dividends  payable,  is 33.33 shares of common for each $1.00 of preferred stock and dividends  payable,  or $0.03 for each share of common  stock.  The Series C
Preferred stockholders have voting rights equal to the common stockholders.  The
Series C preferred  stock has no stated rights in the assets of the Company upon liquidation.  During 2002, the Company sold 125,000 shares of Series C preferred stock. For each share of preferred stock purchased,  the buyers also receive the right to receive an additional  33.33 shares of common stock upon  conversion as the market value of the stock was $0.015 at  issuance.  In  connection  with the maturity of the Series C Preferred Stock, the Company recorded accrued dividends of $39,119.

Cash

During 2003,  the Company  issued  12,500  shares of preferred  stock and raised
$25,000 through the sale of Series C Convertible Preferred stock.

Services

During 2003,  the Company  issued an aggregate of 81,250  shares of its Series C
Convertible Preferred Stock for professional services totaling $81,250.

                                      F-15

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

SERIES D:

The Series D preferred  stock provides for a 12% cumulative  dividend,  based on the $5 per share purchase price,  payable  semi-annually in the Company's common stock or cash,  at the  Company's  option.  The Series D preferred  stock is not convertible,  and is  redeemable  solely at the  Company's  option at a price of
$5.75 per share plus accrued dividends. The Series D Preferred stockholders have voting rights equal to the common stockholders.

In the event of the  liquidation,  dissolution  or  winding  up of the  Company, whether  voluntary or  involuntary,  holders of the Series D preferred stock are entitled  to receive  out of the  assets of the  Company  the sum all  dividends
(whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final payment or  distribution,  before any payment or  distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking  junior to Series D preferred  stock as to such payment or distribution.

SERIES F:

In April 2003, management authorized the Company to raise up to $550,000 through a private placement by issuing 10% two-year convertible  preferred  instruments.
The  preferred,  designated as Series F, and providing for one million shares in total and can be  convertible  into shares of Water Chef's  common stock at such time  as  the  stockholders  of  the  corporation  approve  an  increase  in the authorized capital stock of the corporation, which occurred on June 4, 2004. All dividends are cumulative and are payable in shares of the Company's common stock valued at the then current market price per share,  at the time of maturity,  or upon  conversion,  whichever  is  earlier.  The  conversion  rate for shares and accrued  dividends  payable is 40 shares of common  for each share of  preferred stock. The Series F convertible preferred  stockholders have voting rights equal to the common  stockholders.  The Series F  convertible  preferred  stock has no stated rights in the assets of the company upon liquidation.

Although there was a discount upon the issuance of all of the Series F preferred stock in accordance  with Emerging Issue Task Force ("EITF") 98-5, a security is not yet convertible if certain  contingencies exist which are dependent upon the occurrence of a future event outside the control of the security holder. In this case, the shares can only be converted into common stock after the  stockholders of the  Company  approve an  increase  in the  authorized  capital  stock of the corporation.  In accordance with EITF 98-5, any beneficial conversion (discount)
feature is measured at the  commitment  date,  but will not be  recognized as an adjustment to earnings until the contingency is resolved, (the date the increase in shares are approved). In June 2004, the Company voted and approved a proposal to amend the Certificate of Incorporation  to increase the Company's  authorized capital stock from 100,000,000 to 200,000,000 shares,  consisting of 190,000,000 shares of common stock and  10,000,000  shares of preferred  stock.  During June
2004,  the  Company  recorded  the  deferred  contingent  beneficial  conversion adjustment  of  $2,072,296  as a  deemed  dividend  since  the  contingency  was resolved.

In connection with Series F Preferred Stock  conversions,  the Company  recorded accrued dividends of $41,915.

CASH

During 2003, the Company  issued  433,731  shares of preferred  stock and raised
$574,872 through the sale of Series F Convertible  Preferred stock. During 2004, the Company issued 145,702 shares and raised $412,756 through the sale of Series
F Convertible Preferred Stock.

SERVICES

During 2003,  the Company  issued an aggregate of 89,185  shares of its Series F
Preferred Stock for professional  services totaling  $132,435.  During 2004, the
Company  issued an  aggregate  of  49,433  shares  of its  Series F  Convertible
Preferred Stock for professional services totaling $158,530.

                                      F-16

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

7. STOCK OPTION, STOCK APPRECIATION RIGHTS AND WARRANT GRANT PLAN

The Company's  president and director were issued 6,000,000  options to purchase common stock of the Company in January 2004.  The total  options  granted may be converted  to  common  stock at an  exercise  price of $ .25 and  expire in five years.  Those options were  converted to stock  appreciation  rights in November
2004.  It  consists  of  5,000,000  stock  appreciation  rights  granted  to the
President  which  vest  over 5 years and  1,000,000  stock  appreciation  rights granted to the director which vest over 2 years.

In March 1997, the Company,  in connection with Bridge Loans for $375,000 issued warrants to purchase  2,500,001 shares of common stock at $.15 per share.  These warrants had a life of five years and were to have expired in March 2002. In the year ended  December 31, 2000, a total of 333,334 common shares were issued upon the exercise of a like number of warrants,  for net proceeds of $50,000.  Of the remaining  2,166,667  un-exercised  warrants at March 2002, a total of 1,666,667 warrants had their lives  extended for an additional  two years until March 2004 and then later for another twelve months until March 2005. The remaining balance of 500,000  warrants was not extended,  and accordingly  they have expired.  The extension  of the exercise  date was part of a  settlement  that the Company had reached with certain  debenture  holders that had brought a legal action against the Company.

The fair value of each stock  option,  or warrant  granted,  is estimated on the date of grant using the Black-Scholes  option-pricing model. The Company did not grant, nor issue, options or warrants in the year ended December 31, 2004.

The following tables illustrate the Company's stock option and warrant issuances and balances outstanding as of, and during the years ended December 31, 2004 and
2003:

                                   Shares Underlying   Weighted Average
                                       Warrants         Exercise Price
                                   -----------------   ----------------
Outstanding at December 31, 2002       2,166,667            $ 0.15
   Granted                                     -                 -
   Expired                             (500,000)             0.15
   Exercised                                   -                 -
                                   -----------------    ---------------
Outstanding at December 31, 2003       1,666,667            $ 0.15
   Granted                                     -                 -
   Expired                                     -                 -
   Exercised                                   -                 -
                                   -----------------    ---------------
Outstanding at December 31, 2004       1,666,667            $ 0.15
                                   =================    ===============

The following is additional  information with respect to the Company's  warrants as of December 31, 2004:

              WARRANTS OUTSTANDING                     WARRANTS EXERCISABLE
 -----------------------------------------------   -----------------------------

                            Weighted
                             Average    Weighted
             Number of     Remaining     Average    Number of      Weighted
 Exercise  Outstanding    Contractual   Exercise   Exercisable      Average
  Price      Warrants        Life        Price      Warrants     Exercise Price
---------  ------------   ------------   -------  ------------   --------------
  $ 0.15     1,666,667     3 Months      $ 0.15     1,666,667        $ 0.15
=========  ============   ============   =======  ============    ============

                                      F-17

                                WATER CHEF, INC.
            (A Development Stage Company Commencing January 1, 2002)

                          NOTES TO FINANCIAL STATEMENTS

8. LEASES

The Company's lease for its administrative  facilities located in Glen Head, New
York on a month to month basis.

Rent  expense,  for the years ended  December  31, 2004 and 2003 was $29,246 and
$25,797, respectively.

9. INCOME TAXES

The Company accounts for income taxes under SFAS No. 109,  Accounting for Income
Taxes.  SFAS No.  109  requires  the  recognition  of  deferred  tax  assets and liabilities  for both the expected  impact of differences  between the financial statements and tax basis of assets and liabilities,  and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards.  SFAS No.
109 additionally  requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

For the year ended December 31, 2004 and 2003, no provision for income taxes has been provided for, as a result of continued net operating losses. The Company is subject to certain state and local taxes based on capital.

The  Company  has net  operating  loss  carry-forwards  for  federal  income tax
purposes  totaling  approximately   $18,000,000  at  December  31,  2004.  These
carry-forwards expire between the years 2009 through 2024.  Utilization of these loss  carry-forwards may be limited under Internal Revenue Code Section 382. The deferred tax asset arising from the net operating loss  carry-forwards  has been offset by a corresponding valuation allowance.

The valuation allowance primarily relates to the federal and state net operating losses for which  utilization  in future  periods  is  uncertain.  The  ultimate realization  of deferred tax assets is dependent  upon the  generation of future taxable income during the periods in which those  temporary  differences  become deductible.  The  Company  considers  projected  future  taxable  income and tax planning  strategies in making this assessment.  Based on projections for future taxable income over the periods that the deferred tax assets are deductible, the
Company  believes it is more  likely than not that the Company  will not realize the benefits of these deductible  differences in the near future and therefore a full  valuation  allowance of  $6,900,000 is provided.  The valuation  allowance increased  approximately $900,000 during 2004 related to increased net operating losses.

10. MAJOR CUSTOMERS

During the year ended  December 31, 2004 the Company's  entire sales were to one customer. During the year December 31, 2003 the Company had no sales.

11. COMMITMENTS AND CONTINGENCIES

In January 1, 2004,  the Company  entered into a 5 year employee  agreement with its Chief Executive Officer ("Employee").  The Company agreed to pay to employee for the services to be rendered a base salary at an annual rate of three hundred and fifty  thousand  dollars.  The Company  granted to its  employee a five-year option to  5,000,000  shares of the  Company's  outstanding  common stock for an option price of $.25 per share. The Option will vest in fifty equal, consecutive monthly  increments  of  100,000  shares  each on the  first  day of each  month beginning  with January of 2004 and ending with February of 2008.  Those options were converted to stock appreciation rights in November 2004.

In  March  9,  2004,  The  Company  extended  for two  additional  years  of the consulting agreement with a director. The Company agreed to increase his monthly payment to $10,000 per month.  The  Company  also gave him the right to purchase one million shares of the Company's  common stock at a price of $0.25 per share, such right to vest at the rate of 50% per year.  Those options were converted to stock appreciation rights in November 2004.

In May 2001, the Company  entered into a  distribution  agreement with a company
(the  "Sub-distributor")  based in the State of Jordan. The Sub- distributor has agreed to  purchase  no fewer than 100 units of the  Company's  "Pure Safe Water
Station", in the calendar year commencing January 1, 2001. A minimum purchase of
50 units is required to be purchased in each of the subsequent  years commencing
January 1, 2002 and 2003, respectively. During the year ended December 31, 2001,
18 units had been shipped under this agreement. The sale will be recognized when the Company  receives  payments.  The Company recorded the cost of the inventory shipped as a loss  contingency  of $242,035  during the year ended  December 31,
2001, since return of the items is uncertain.

                                      F-18

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General  Corporation Law provides that a corporation may indemnify  directors and officers as well as other employees and individuals against expenses (including attorneys' fees),  judgments,  fines and amounts paid in settlement  actually and  reasonably  incurred by such person in
connection  with  any  threatened,   pending  or  completed  actions,  suits  or
proceedings  in which such person is made a party by reason of such person being or having been a director,  officer,  employee or agent to the  Registrant.  The
Delaware  General  Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking  indemnification  may be entitled  under any bylaw, agreement,  vote of stockholders or disinterested directors or otherwise.
Section 5.1 of the Registrant's amended and restated bylaws and Section 8 of our
restated  certificate  of  incorporation   provide  that  the  Registrant  shall
indemnify its directors and officers,  and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law.

            Section 102(b)(7) of the Delaware General  Corporation Law permits a corporation to provide in its  certificate of  incorporation  that a director of the  corporation  shall  not be  personally  liable  to the  corporation  or its stockholders  for monetary  damages for breach of fiduciary  duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve  intentional  misconduct or a knowing  violation of law, (iii) for unlawful  payments of dividends or unlawful  stock  repurchases,  redemptions or other distributions, or (iv) for any transaction from which the director derived an improper  personal  benefit.  The  Registrant's  certificate of incorporation provides for such limitation of liability.

            The Registrant  maintains standard policies of insurance under which coverage is provided (a) to its directors,  officers, employees and other agents against  loss  rising  from  claims  made by  reason  of breach of duty or other wrongful act, and (b) to the  Registrant  with respect to payments  which may be made by the  Registrant  to such  officers and  directors  pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The  following  table sets forth the  various  expenses  (other than selling commissions and other fees to be paid to the underwriters) which will be paid by the Registrant in connection  with the issuance and  distribution of the securities being  registered.  With the exception of the Securities and Exchange
Commission ("SEC") registration fee, all amounts shown are estimates.

SEC registration fee.....................................     $    2,427.34
Legal fees and expenses..................................         30,000.00
Accounting fees and expenses.............................         10,000.00
Miscellaneous expenses...................................          2,572.66
                                                              -------------
                  Total..................................     $   45,000.00
                                                              =============

                                      II-1

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

                                   Price Per                                      Date of          # of
Purchaser                           Share        Purchase Amount          Class    Purchase         Share
---------                           -----        ---------------          -----    --------         -----

Marshall Sterman                    $0.10        Financial Consulting     Common   04/19/2002       800,000
                                                 - $80,000

Ronald W. Hart                      $0.08        Compensation             Common   04/19/2002       225,000
                                                 - $18,000

Richard Wilson                      $0.08        Compensation             Common   04/19/2002       112,500
                                                 - $9,000

John Gilbert                        $0.08        Compensation             Common   04/19/2002       112,500
                                                 - $9,000

Mohamed Salem                       $0.08        Compensation             Common   04/19/2002       112,500
                                                 - $9,000

Mastafa Tolba                       $0.08        Compensation             Common   04/19/2002       112,500
                                                 - $9,000

John Clarke                         $0.05        Commission               Common   04/19/2002       100,000
                                                 - $5,000

Earl Roberts                        $0.05        Website Consultant       Common   04/19/2002        50,000
                                                 - $2,500

Patrick Brady                       $0.05        $25,000                  Common   04/19/2002       500,000

Peter Hall                          $0.05        $25,000                  Common   04/19/2002       500,000

George Frank                        $0.05        $50,000                  Common   04/19/2002     1,000,000

Barry Moscowitz                     $0.035       $100,000                 Common   04/19/2002     2,857,133

David Conway IRA                    $0.05        Non-Dilution             Common   04/19/2002     4,184,693
                                                 Agreement

David & Rosanne Conway              $0.05        Non-Dilution            Common    04/19/2002     6,769,583
                                                 Agreement

Jennifer Conway                     $0.05        Non-Dilution            Common    04/19/2002     1,984,886
                                                 Agreement

Caroline Conway                     $0.05        Non-Dilution            Common    04/19/2002     1,984,886
                                                 Agreement

Earl Ellis                          $0.05        $100,000                Common    04/25/2002     2,000,000

Ron Breeding                        $0.03        Mktg Services           Common    06/04/2002       125,000

                                      II-2

                                   Price Per                                      Date of          # of
Purchaser                           Share        Purchase Amount          Class    Purchase         Share
---------                           -----        ---------------          -----    --------         -----

Domenic Strazzula                   $0.029       Settlement              Common    06/20/2002       500,000

Felix Hertzka                       $0.029       Settlement              Common    06/20/2002       250,000

Michael and Roberta Guadette        $0.029       Settlement              Common    06/20/2002       250,000

Claudette Gelfand                   $0.029       Settlement              Common    06/20/2002       250,000

Catherine Griffin                   $0.029       Settlement              Common    06/20/2002       250,000

Joseph Fichtl                       $0.029       Settlement              Common    06/20/2002       500,000

KT and Callaway Decoster            $0.029       Settlement              Common    06/20/2002       300,000

Holly Harris                        $0.029       Settlement              Common    06/20/2002       100,000

Alexander Harris                    $0.029       Settlement              Common    06/20/2002       100,000

Michael and Diane Hayden            $0.029       Settlement              Common    06/20/2002       250,000

K. Thomas Decoster                  $0.029       Settlement              Common    06/20/2002       250,000

John J. Clarke                      $0.029       Settlement              Common    06/20/2002       500,000

Edward Brown                        $0.029       Settlement              Common    06/20/2002       250,000

Jeffrey Power                       $1.00        $22,500                 Series C  09/25/2002       25,000
                                                                         Preferred

William A. Cady Trust               $1.00        $22,500                 Series C  09/26/2002       25,000
                                                                         Preferred

Robert and Betsy Jordan             $1.00        $9,000                  Series C  10/09/2002       10,000
                                                                         Preferred

Francis L. Collins                  $1.00        $13,500                 Series C  10/30/2002       15,000
                                                                         Preferred

Jeffrey Power                       $1.00        $45,000                 Series C  12/30/2002       50,000
                                                                         Preferred

Robert Swinton                      $1.00        Comp. Marketing         Series C  02/13/2003       15,000
                                                 Consult. - $15,000      Preferred

Andrew Vito                         $1.00        Comp. Marketing         Series C  02/13/2003       15,000
                                                 Consult. - $15,000      Preferred

Daniel Negrila                      $1.00        $5,000                  Series C  04/29/2003        5,000
                                                                         Preferred

                                      II-3

                                   Price Per                                      Date of          # of
Purchaser                           Share        Purchase Amount          Class    Purchase         Share
---------                           -----        ---------------          -----    --------         -----

Peter Gherasim                      $1.00        $7,500                  Series C  04/29/2003         7,500
                                                                         Preferred

The Funding Group                   $1.00        Comp Loan Interest      Series C  04/29/2003         6,750
                                                 - $11,250               Preferred

Barry Moscowitz                     $1.00        $47,500                 Series F  06/13/2003        47,500
                                                                         Preferred

Dwight Grader                       $1.00        $50,000                 Series F  07/17/2003        50,000
                                                                         Preferred

Barry Moscowitz                     $1.00        $27,500                 Series F  07/17/2003        27,500
                                                                         Preferred

Resnick & Company                   $1.00    Comp. - Accounting      Series F  07/17/2003        26,500
                                                 Svcs. -$26,500          Preferred

The Funding Group                   $1.00        Interest and            Series F  07/17/2003        11,250
                                                 Late Fees - $14,000     Preferred

Michael Manfredo                    $1.00        $25,000                 Series F  08/04/2003        25,000
                                                                         Preferred

Jeffrey Power                       $1.00        $50,000                 Series F  08/04/2003        50,000
                                                                         Preferred

Michael Manfredo                    $1.00        $25,000                 Series F  08/22/2003        25,000
                                                                         Preferred

Patrick Brady                       $1.00        $15,000                 Series F  08/22/2003         7,500
                                                                         Preferred

Peter Hall                          $1.00        $15,000                 Series F  08/22/2003         7,500
                                                                         Preferred

Michael Davis                       $1.00        $30,000                 Series F  08/22/2003        15,000
                                                                         Preferred

Richard Van Grouw                   $1.00        $20,000                 Series F  08/22/2003        10,000
                                                                         Preferred

Barnett Fine                        $1.00        $20,000                 Series F  08/22/2003        14,285
                                                                         Preferred

Alliance Trade                      $1.00        Fee for Design          Series F  08/22/2003         1,000
                                                 Svc. - $1,000           Preferred

Robert Swinton                      $1.00        Fee for Mktg            Series F  08/22/2003        18,750
                                                 Svc. - $56,250          Preferred

                                      II-4

                                   Price Per                                              Date of          # of
Purchaser                           Share        Purchase Amount       Class             Purchase          Share
---------                           -----        ---------------       -----             --------          -----

Douglas Davis                       $1.00        Fee for              Series F          09/18/2003         25,000
                                                 Manufacturing        Preferred
                                                 /Engin. Svc.
                                                 - $55,000

Raimond Irni                        $1.00        Commission           Series F          09/18/2003          6,250
                                                 - $17,500            Preferred

Nathan Lis                          $1.00        $20,000              Series F          09/18/2003         11,250
                                                                      Preferred

David Rappaport                     $1.00        $7,500               Series F          09/18/2003          3,125
                                                                      Preferred

David Van Der Velde                 $1.00        $1,500               Series F          09/18/2003            625
                                                                      Preferred

Abraham Hershkowitz                 $1.00        $1,500               Series F          09/18/2003            781
                                                                      Preferred

Harold Tishler                      $1.00        $3,000               Series F          09/18/2003          1,250
                                                                      Preferred

Leonard Fuchs                       $1.00        $15,000              Series F          09/18/2003          6,250
                                                                      Preferred

Mike Majerovic                      $1.00        Commission           Series F          09/18/2003          1,750
                                                 - $1,750             Preferred

WWD Trading Int'l                   $1.00        $100,000             Series F          10/17/2003         65,790
                                                                      Preferred

David Fried                         $1.00        $850                 Series F          10/17/2003            625
                                                                      Preferred

David Schor                         $1.00        $2,075               Series F          10/17/2003         1,563
                                                                      Preferred

Peter Hoffman                       $1.00        $2,075               Series F          10/17/2003         1,563
                                                                      Preferred

Peter Tingus                        $1.00        Comp. Fee            Series F          10/17/2003           390
                                                 Editing Svc.         Preferred
                                                  - $1,000

Nicholas Anagnastopoulos            $1.00        $12,750              Series F          11/11/2003         7,500
                                                                      Preferred

Haralambos Kostopoulos              $1.00        $4,250               Series F          11/11/2003         2,500
                                                                      Preferred

Jonathan McDermott                  $1.00        $4,000               Series F          11/11/2003         2,500
                                                                      Preferred

                                      II-5

                                   Price Per                                             Date of         # of
Purchaser                           Share        Purchase Amount          Class         Purchase         Share
---------                           -----        ---------------          -----         --------         -----

Robert Kaszovits                    $1.00        $20,000              Series F          12/10/2003       10,000
                                                                      Preferred

Seymour Yanovsky                    $1.00        $4,040               Series F          12/10/2003        2,188
                                                                      Preferred

Daniel Alkobi                       $1.00        $1,155               Series F          12/10/2003          625
                                                                      Preferred

Yacob Alcoby                        $1.00        $1,155               Series F          12/10/2003          625
                                                                      Preferred

Yair Matan                          $1.00        $3,465               Series F          12/10/2003        1,875
                                                                      Preferred

Abraham Hershkovitz                 $1.00        $1,735               Series F          12/10/2003          939
                                                                      Preferred

David Rappaport                     $1.00        $5,775               Series F          12/10/2003        3,125
                                                                      Preferred

Leonard Fuchs                       $1.00        $4,620               Series F          12/10/2003        2,500
                                                                      Preferred

Carlos Correas                      $1.00        $1,155               Series F          12/10/2003          625
                                                                      Preferred

Mike Liebhard                       $1.00        $575                 Series F          12/10/2003          313
                                                                      Preferred

Mike Majerovic                      $1.00        $3,695               Series F          12/10/2003        2,000
                                                                      Preferred

Dror Magori                         $1.00        $865                 Series F          12/10/2003          469
                                                                      Preferred

Chaim Majerovic                     $1.00        $230                 Series F          12/10/2003          175
                                                                      Preferred

Eligio Majerovic                    $1.00        $8,000               Series F          12/10/2003        4,250
                                                                      Preferred

Marshall Sterman                    $1.00        Compensation Board   Series F          12/10/2003       12,500
                                                 Svc. -  $25,000      Preferred

Olshan Grundman                     $1.00        Compensation Legal   Series F          12/10/2003        5,000
                                                 Services - $16,000   Preferred

                                      II-6

                                   Price Per                                             Date of          # of
Purchaser                           Share        Purchase Amount          Class         Purchase         Share
---------                           -----        ---------------          -----         --------         -----

Moneesh Bakshi                      $1.00        Translating Service     Series F          12/10/2003       50
                                                 - $200                  Preferred

Mohammad Mamaun                     $1.00        Translating Service     Series F          12/10/2003       50
                                                 - $200                  Preferred

Leonard Cohen                       $1.00        $50,000                 Series F          12/30/2003   25,000
                                                                         Preferred

Kollel Metzioynim Lhoroah           $1.00        $12,000                 Series F          12/30/2003    5,000
                                                                         Preferred

Gregory Simonelli                   $1.00         $7,000                 Series F          12/30/2003    2,500
                                                                         Preferred

Jaime Asaro                         $1.00         $7,000                 Series F          12/30/2003    2,500
                                                                         Preferred

Jack Neiman                         $1.00         $3,500                 Series F          12/30/2003    1,250
                                                                         Preferred

Harris Tunick                       $1.00         $3,500                 Series F          12/30/2003    1,250
                                                                         Preferred

Gian Ciarniello                     $1.00         $1,400                 Series F          12/30/2003      500
                                                                         Preferred

Barry Moscowitz                     $1.00         Commission             Series F          12/30/2003    3,000
                                                  - $6,000               Preferred

Barnett Fine                        $1.00         $7,000                 Series F          01/06/2004    2,500
                                                                         Preferred

Howard Fine                         $1.00         $1,400                 Series F          01/06/2004      500
                                                                         Preferred

Haichel Esther                      $1.00        $60,000                 Series F          01/06/2004   30,000
                                                                         Preferred

The Resnick Group                   $1.00        Fee for annual          Series F          01/06/2004    8,125
                                                 acctg. svc.-$26,000     Preferred

Peter Hoffman                       $1.00         $3,750                 Series F          01/15/2004    1,563
                                                                         Preferred

Rafael Moas                         $1.00         $3,750                 Series F          01/15/2004    1,563
                                                                         Preferred

David Fried                         $1.00           $475                 Series F          01/15/2004      195
                                                                         Preferred

                                      II-7

                                   Price Per                                            Date of          # of
Purchaser                           Share        Purchase Amount        Class           Purchase         Share
---------                           -----        ---------------        -----           --------         -----

Dror Magori                         $1.00           $475              Series F          01/15/2004         195
                                                                      Preferred

Florence Gut                        $1.00           $825              Series F          01/15/2004         344
                                                                      Preferred

Dror Magori                         $1.00         $1,850              Series F          02/05/2004         463
                                                                      Preferred

Meryl Hagler                        $1.00         $3,575              Series F          02/05/2004         893
                                                                      Preferred

David Fried                         $1.00         $3,575              Series F          02/05/2004         893
                                                                      Preferred

Ezra Moas                           $1.00         $1,000              Series F          02/05/2004         250
                                                                      Preferred

Morris Sabbach                      $1.00         $1,000              Series F          02/05/2004         250
                                                                      Preferred

Jac Steinberger                     $1.00         $3,075              Series F          02/05/2004         770
                                                                      Preferred

Abraham Rotban                      $1.00         $1,855              Series F          02/05/2004         465
                                                                      Preferred

Raimond Irni                        $1.00        Compensation         Series F          02/05/2004       1,000
                                                 Commission -         Preferred
                                                 $4,000

Arnold Fonseca                      $1.00        $50,000              Series F          03/30/2004      19,231
                                                                      Preferred

Eliezer Ely                         $1.00        $2,480               Series F          03/30/2004       1,240
                                                                      Preferred

Moische Koffman                     $1.00        $2,325               Series F          03/30/2004       1,162
                                                                      Preferred

Harold Friedman                     $1.00        $775                 Series F          03/30/2004         388
                                                                      Preferred

Aaron Groner                        $1.00        $310                 Series F          03/30/2004         155
                                                                      Preferred

Abraham Kiplinsky                   $1.00        $775                 Series F          03/30/2004         388
                                                                      Preferred

Annette Hunter                      $1.00        $50,000              Series F          03/30/2004      25,000
                                                                      Preferred

                                      II-8

                                   Price Per                                                       Date of                 # of
Purchaser                           Share        Purchase Amount                   Class          Purchase                 Share
---------                           -----        ---------------                   -----          --------                 -----

Eugenie Trott                       $1.00        $200,000                         Series F        03/30/2004              41,668
                                                                                  Preferred

Marshall Sterman                    $1.00        Compensation                     Series F        03/30/2004               6,250
                                                 - $20,000                        Preferred

John. J. Clarke                     $1.00        Compensation                     Series F        03/30/2004               6,250
                                                 - $20,000                        Preferred

C. Trade Inc.                       $1.00        Compensation                     Series F        03/30/2004               9,375
                                                 - $40,000                        Preferred

A. Elizier                          $1.00        Comp. Web                        Series F        03/30/2004               1,765
                                                 design - $3,500                  Preferred

E. McInerney                        $1.00        Commission                       Series F        03/30/2004               4,168
                                                  - $20,000                       Preferred

T. Mendirotta                       $1.00        Commission                       Series F        03/30/2004               12,500
                                                 - $25,000                        Preferred

Haicel Esther                       $1.00        $12,500                          Series F        05/20/04                 15,625
                                                                                  Preferred

Philip Koch                         $0.1475      $885                             Common          08/04/2004               6,000

David Fried                         $0.1475      $5,530                           Common          08/04/2004               37,500

Harold Tishler                      $0.1475      $3,685                           Common          08/04/2004               25,000

David Rappaport                     $0.1475      $9,215                           Common          08/04/2004               62,500

Harold Jacobowitz                   $0.1475      $1,685                           Common          08/04/2004               11,428

Michael Majerovic                   $0.1475      $1,150                           Common          08/04/2004               7,800

Segoes Trust LTD                    $0.08        $72,000                          Common          08/06/2004               900,000

Richard Barsom                      $0.12        Comp. Marketing                  Common          08/06/2004               50,000
                                                 Svc. - $6,000

Marshall Sterman                    $0.12        Comp. Fin'l                      Common          08/06/2004               200,000
                                                 Consult. - $24,000

Max Ollech                          $0.08        $15,400                          Common          08/20/2004               200,000

Rafael Moas                         $0.08        $5,800                           Common          08/20/2004               72,500

Dror Magori                         $0.08        $800                             Common          08/20/2004               10,000

                                      II-9

                                   Price Per                                           Date of          # of
Purchaser                           Share        Purchase Amount         Class         Purchase         Share
---------                           -----        ---------------         -----         --------         -----

Morris Sabbach                      $0.08        $800                    Common       08/20/2004       10,000

Randy Chalom                        $0.08        $1,600                  Common       08/20/2004       20,000

Ezra Moas                           $0.08        $800                    Common       08/20/2004       10,000

Ezra Mossieri                       $0.08        $800                    Common       08/20/2004       10,000

Kellel Metzioynim                   $0.08        $34,600                 Common       08/20/2004      450,000

George Feinsod                      $0.10        Comp. Tax Prep          Common       08/20/2004      100,000
                                                 Fees - $10,000

Samaritan Group Intl.               $0.05        Fee for UN              Common       09/08/2004      500,000
                                                 Admission
                                                 - $25,000

IMSCO/ F. Weston                    $0.05        Fee for UN              Common       09/08/2004    1,000,000
                                                 Admission
                                                 - $50,000

Ellis International Trust           $0.075       $50,000                 Common       09/17/2004      666,667

Max Ollech                          $0.08        $4,000                  Common       09/17/2004       50,000

WW Trading Int'l                    $0.075       Comp.                   Common       10/06/2004      200,000
                                                 Commissions
                                                 - $15,000

Annette Hunter                      $0.075       Comp.                   Common       10/06/2004      100,000
                                                 Commissions
                                                 - $7,500

Rudolf Schindler                    $0.10        Comp. Accrued           Common       10/29/2004      311,100
                                                 Payroll
                                                 - $31,110

WW Trading Int'l                    $0.08        $25,000                 Common       10/29/2004      312,500

Raimind Irni                        $0.05        Commission              Common       11/15/2004       20,000
                                                 - $1,000

Nachum Lis                          $0.05        $40,000                 Common       11/16/2004      800,000

Lyons Capital Partners              $0.08        $50,000                 Common       11/16/2004      625,000

Jason Lyons                         $0.08        Commission              Common       11/24/2004       62,500
                                                 - $5,000

Richard Barsom                      $0.08        Comp. Mktg              Common       11/24/2004      150,000
                                                 Services - $12,000

Rudolf W. Schindler                 $0.155       Comp./Accrued           Common       12/17/2004      100,000
                                                 Payroll - $15,500

Leonard Cohen                       $0.10        $35,000                 Common       12/17/2004      350,000

                                     II-10

                                   Price Per                                        Date of          # of
Purchaser                           Share        Purchase Amount         Class      Purchase         Share
---------                           -----        ---------------         -----      --------         -----

Haichel Esther                      $0.10        $40,000                 Common    12/17/2004      400,000

Lyons Capital Group LLC             $0.05        Commission              Common     3/21/2005      100,000
                                                 - $5,000

Leonard Cohen                       $0.05        $10,000                 Common     3/21/2005      200,000

The Resnick Druckman Group LLC      $0.10        Comp. for               Common     3/21/2005      130,000
                                                 Accounting
                                                 Fees - $13,000

            The Company  issued these shares in reliance on the  exemption  from registration  afforded  by  Section  4(2)  of the  Securities  Act of  1933  and
Regulation D promulgated there under.  These shares were offered to less than 35
"non-accredited"  investors and were purchased for  investment  purposes with no view to resale.

                        ITEM 27.  EXHIBITS.

            (a) Exhibits:

       NUMBER         DESCRIPTION OF EXHIBIT
       ------         ----------------------
             3.1      Amended  and  Restated  By-Laws  of  Water  Chef,  Inc.  -
                      Incorporated  herein by reference to Exhibit  3(ii) to the
                      Form 10-KSB/A filed November 17, 2003.
            3.2*      Amended and Restated Certificate of Incorporation of Water
                      Chef, Inc.
            3.3*      Certificate  of  Amendment  of  Restated   Certificate  of
                      Incorporation of Water Chef, Inc. dated August 2, 1993
            3.4*      Certificate  of  Amendment  of  Restated   Certificate  of
                      Incorporation of Water Chef, Inc. dated August 2, 1992
            3.5*      Certificate  for  Renewal and  Revival of  Certificate  of
                      Incorporation
            3.6*      Certificate  of  Amendment  of  Restated   Certificate  of
                      Incorporation of Water Chef, Inc. dated February 20, 2002
            3.7*      Certificate of Correction filed to correct a certain error
                      in  the   Certificate   of   Amendment   of  the  Restated
                      Certificate of Incorporation of Water Chef, Inc. dated May
                      7, 2004
             4.1      Certificate of Designation of Series A Preferred  Stock of
                      Water Chef,  Inc. -  Incorporated  herein by  reference to
                      Exhibit 4.1 to the Form 10-KSB/A filed November 17, 2003.
             4.2      Certificate   of   Designation  of  Series  C  convertible
                      preferred stock of Water Chef, Inc. - Incorporated  herein by  reference  to Exhibit 4.2 to the Form  10-KSB/A  filed
                      November 17, 2003.
             4.3      Certificate of Designation of Series D Preferred  Stock of
                      Water Chef,  Inc. -  Incorporated  herein by  reference to
                      Exhibit 4.3 to the Form 10-KSB/A filed November 17, 2003.
            4.4*      Certificate   of   Designation  of  Series  F  convertible
                      preferred stock of Water Chef, Inc.
             4.5      Series B Warrant to Purchase  Common  Stock and Allonge to
                      and  Amendment  and  Extension  of Common  Stock  Purchase
                      Warrant - Incorporated  herein by reference to Exhibit 4.4 to the Form 10-KSB/A filed November 17, 2003.
            4.6*      Series B Second  Allonge to and Amendment and Extension of
                      Common Stock Purchase Warrant
            4.7       Subordinated Debentures - Incorporated herein by reference to Exhibit 4.5 to the Form  10-KSB/A  filed  November  17,
                      2003.
            5.1**     Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
           10.1       Mutual  Settlement  Agreement and General  Release,  dated
                      June 20, 2002,  by and between the Company;  K. Thomas and
                      Callaway   Decoster,   as  husband  and  wife;  K.  Thomas
                      Decoster,   individually;   Michael  P.  and   Roberta  S.
                      Gaudette, as husband and wife; Dominic M. Strazzulla;  the
                      Felix A.  Hertzka  Estate;  Claudette  L.  Gelfand and the
                      Claudette  L.  Gelfand   Revocable  Trust;   Catherine  C.
                      Griffin;  Michael B. and Diane L.  Hayden,  as husband and wife;  Alexander  Harris;  Holly O. Harris;  and Joseph R.

                                     II-11

       NUMBER         DESCRIPTION OF EXHIBIT
       ------         ----------------------

                      Fichtl and the Joseph R. Fichtl 1995 Trust -  Incorporated
                      herein by reference  to Exhibit 10.1 to the Form  10-KSB/A filed April 15, 2004.
           10.2       Addendum to Settlement Agreement,  dated June 20, 2002, by and between the Company;  K. Thomas and Callaway Decoster, as husband  and wife;  K. Thomas  Decoster,  individually;
                      Michael P. and Roberta S.  Gaudette,  as husband and wife;
                      Dominic  M.  Strazzulla;  the  Felix  A.  Hertzka  Estate;
                      Claudette  L.   Gelfand  and  the   Claudette  L.  Gelfand
                      Revocable  Trust;  Catherine  C.  Griffin;  Michael B. and
                      Diane L. Hayden,  as husband and wife;  Alexander  Harris;
                      Holly O.  Harris;  and Joseph R.  Fichtl and the Joseph R.
                      Fichtl 1995 Trust Trust - Incorporated herein by reference to Exhibit 10.2 to the Form 10-KSB/A filed April 15, 2004.
           10.3       Subdistributorship  Agreement dated May 18, 2001 between 4
                      Clean Waters LTD. and the Company - Incorporated herein by reference  to  Exhibit  10.2 to the  Form  10-KSB/A  filed
                      November 17, 2003.
           10.4       Convertible  Promissory  Note dated November 17, 2000 to 4
                      Clean - Lindh Joint Venture by the Company -  Incorporated
                      herein by reference  to Exhibit 10.1 to the Form  10-KSB/A filed November 21, 2004.
           10.5       Preliminary  Agreement,  dated  September  8, 2004 by, and among,  Water Chef, Inc.,  Samaritan Group  International, and International Multiracial Shared Cultural Organization
                      (IMSCO) - Incorporated herein by reference to Exhibit 10.1 to the Form 10-QSB filed November 17, 2004.
            23.1**    Consent of Marcum & Kliegman LLP
            23.2**    Consent of Olshan Grundman Frome  Rosenzweig & Wolosky LLP
                      (contained in Exhibit 5.1).
           24.1*      Powers of Attorney (included on the signature page of this
                      Registration Statement).

*    previously filed
**   filed herewith

ITEM 28.  UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

                        (1) To file,  during  any  period  in which it offers or
sells securities, a post-effective amendment to this registration statement:

                                    (i) To include  any  prospectus  required by
Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                                    (ii) To reflect in the  prospectus any facts
or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any  increase or decrease in volume of  securities  offered (if the total dollar value of securities  offered would not exceed that which was registered) and any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of  prospectus  filed with the  Commission  pursuant to
Rule 424(b) if, in the aggregate,  the changes in volume and price  represent no more than 20% change in the maximum  aggregate  offering  price set forth in the
"Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) To include any  additional  or changed
material information;

PROVIDED,  HOWEVER,  that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the  registration  statement is on Form S-3,  Form S-8 or Form F-3, and the  information  required to be included in a  post-effective  amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the  registrant  pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 that are  incorporated  by  reference  in the  registration statement.

                                     II-12

                        (2) That, for the purpose of  determining  any liability
under the Securities Act, each such post-effective  amendment shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To   remove   from   registration   by  means  of  a
post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

            (b) Insofar as  indemnification  for  liabilities  arising under the
Securities  Act of 1933 (the "Act") may be permitted to directors,  officers and controlling persons of the registrant pursuant to the foregoing  provisions,  or otherwise, the registrant has been advised that in the opinion of the Securities and  Exchange  Commission  such  indemnification  is  against  public  policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for  indemnification  against  such  liabilities  (other than the payment by the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     II-13

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  for  filing  on  Form  SB-2  and has  authorized  this registration  statement  to be signed on its behalf by the  undersigned,  in the
City of New York, State of New York, on May 5, 2005.

                               WATER CHEF, INC.

                               By: /s/ David A. Conway
                                   -------------------------------------------
                                   David A. Conway
                                   Chairman of the Board, President, Chief
                                   Executive Officer and Chief Financial Officer

            In accordance  with the  requirements of the Securities Act of 1933, this  registration  statement has been signed below by the following  persons in the capacities and on the dates indicated.

            SIGNATURE                          TITLE                         DATE
            ---------                          -----                         ----

/s/ David A. Conway               Chairman of the Board, President,       May 5, 2005
-------------------------------   Chief Executive Officer and Chief
David A. Conway                   Financial Officer (Principal
                                  Executive Officer and
                                  Principal Financial and
                                  Accounting Officer)

*
-------------------------------   Director                                May 5, 2005
Marshall S. Sterman

*
-------------------------------   Director                                May 5, 2005
John J. Clarke, Jr.

*  By: /s/ David A. Conway
       ----------------------
       David A. Conway
       Attorney-in-fact

                                     II-14